================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 29, 2001

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         GEORGIA                       0-07477                63-0590560
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)

                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (334) 834-5483

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

Item 2.  Acquisition or Disposition of Assets.

         On November 29, 2001, The Enstar Group, Inc. ("Enstar"), together with Trident II, L.P. ("Trident") and the shareholders and senior management (the "Castlewood Principals") of Castlewood Limited ("Castlewood"), completed the formation of a new venture, Castlewood Holdings Limited ("Castlewood Holdings"), to pursue the management and acquisition of reinsurance companies, including companies in run-off. The shareholders of Castlewood contributed at closing all the shares of Castlewood to Castlewood Holdings and received in exchange a one-third economic interest in the newly incorporated Castlewood Holdings, plus notes and cash totaling $4.275 million. As part of the transaction, Enstar and Trident made capital commitments of $39.5 million each, totaling $79 million, in exchange for their one-third economic interests in Castlewood Holdings. Enstar received 50% of the voting stock of Castlewood Holdings and the Castlewood Principals and Trident each received 25% of the new company's voting stock. Castlewood is a private Bermuda-based firm, experienced in managing and acquiring reinsurance operations. Trident is managed by MMC Capital, Inc. ("MMC Capital"), which is a global private equity firm that serves as the investment manager to three families of funds that have received over $2 billion of capital commitments. MMC Capital is a wholly owned subsidiary of Marsh & McLennan Companies, Inc.

         Following the closing of the Castlewood Holdings transaction, Enstar as well as Trident contributed $12.5 million to Castlewood Holdings. Enstar's capital contribution to Castlewood Holdings was derived from cash on hand; Enstar expects to use internal funds to satisfy its remaining commitment to Castlewood Holdings. The terms of the Castlewood transaction were determined through arm's length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer of Enstar or any associate of any director or officer of Enstar have, any material relationship with any shareholder of Castlewood other than by reason of the joint ownership by Enstar and Castlewood of Revir Limited ("Revir") and B.H. Acquisition Limited ("BH Acquisition"). See Item 5, below.

Item 5.  Other Events.

         Following the closing of the Castlewood Holdings transaction, Enstar transferred its shares in Revir, a newly formed Bermuda holding company, at cost to Castlewood. Revir then completed the acquisition announced by Enstar in June 2001 of two reinsurance companies, River Thames Insurance Company Limited, based in London, England, and Overseas Reinsurance Corporation Limited, based in Bermuda, from Rivers Group Limited and Sedgwick Group Limited, for approximately $22.4 million.

         As a result of the contribution of Castlewood's outstanding stock to Castlewood Holdings, Enstar's 33% direct economic interest in B.H. Acquisition will increase by an additional 15% indirect economic interest through Castlewood Holdings. Enstar will retain its 50% voting interest in B.H. Acquisition.

         On November 29, 2001, Enstar issued a press release (the "Press Release") announcing the completion of the above transactions. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7. Historical Financial Statements, Unaudited Pro Forma Combined Condensed Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  1. Audited Financial Statements of Castlewood as of and for the years ended March 31, 2001 and 2000, attached as Appendix A hereto.

                  2. Unaudited Financial Statements of Castlewood as of and for the six month periods ended September 30, 2001 and 2000, attached as Appendix B hereto.

                  3. Audited Financial Statements of River Thames Insurance Company Limited as of and for the years ended December 31, 2000 and 1999, attached as Appendix C hereto.

                  4. Unaudited Financial Statements of River Thames Insurance Company Limited as of and for the nine month periods ended September 30, 2001 and 2000, attached as Appendix D hereto.

                  5. Audited Financial Statements of Overseas Reinsurance Corporation Limited as of and for the years ended December 31, 2000 and 1999, attached as Appendix E hereto.

                  6. Unaudited Financial Statements of Overseas Reinsurance Corporation Limited as of and for the nine month periods ended September 30, 2001 and 2000, attached as Appendix F hereto.

                  7. Audited Financial Statements of Regis Agencies Limited as of and for the years ended December 31, 2000 and 1999, attached as Appendix G hereto.

                  8. Unaudited Financial Statements of Regis Agencies Limited as of and for the nine month periods ended September 30, 2001 and 2000, attached as Appendix H hereto.

         (b)      Unaudited Pro Forma Combined Condensed Financial Information.

                  1. Unaudited Pro Forma Combined Condensed Balance Sheet of Enstar and Subsidiary as of September 30, 2001 and Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 2000 and for the nine month period ended September 30, 2001, attached as Appendix I hereto.

                  2. Unaudited Pro Forma Combined Condensed Balance Sheet of Castlewood Holdings and Subsidiaries as of September 30, 2001 and Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 2000 and for the nine month period ended September 30, 2001, attached as Appendix J hereto.

         (c)      Exhibits

                  2.1 Share Purchase and Capital Commitment Agreement, dated as of October 1, 2001, between Castlewood Holdings, Enstar, Trident, Marsh & McLennan Capital Professionals Fund, L.P., Marsh & McLennan Employees' Securities Company, L.P. and the Castlewood Principals (the "Castlewood Agreement"). The Exhibits, other than Exhibit D (Form of Agreement Among Members), Schedules and Annexes to the Castlewood Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request. The table of contents of the Castlewood Agreement contains a list of all such Exhibits, Schedules and Annexes.*

                  2.2 Amendment No. 1 and Waiver of Certain Closing Conditions to the Share Purchase and Capital Commitment Agreement, dated as of November 29, 2001 (the "Amendment Agreement"). Exhibit B (Form of Exhibit E to the Castlewood Agreement) to the Amendment Agreement has been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.*

                  99.1     Text of Press Release of Enstar, dated November 29,
                           2001.*


                     *     Previously filed.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 12, 2002


                                  THE ENSTAR GROUP, INC.



                                  By: /s/ Cheryl D. Davis
                                     ------------------------------------------
                                     Cheryl D. Davis
                                     Chief Financial Officer, Vice President of
                                     Corporate Taxes and Secretary

                                                                      APPENDIX A











CASTLEWOOD LIMITED

CONSOLIDATED FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS' REPORT

MARCH 31, 2001 AND 2000

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders of
Castlewood Limited

We have audited the accompanying consolidated balance sheets of Castlewood Limited and subsidiaries as at March 31, 2001 and 2000 and the related consolidated statements of operations and retained earnings, comprehensive income, and cash flows for the years ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Castlewood Limited and subsidiaries as at March 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche
--------------------------------
Hamilton Bermuda
August 10, 2001
(January 15, 2002 as to Note 13)

                               CASTLEWOOD LIMITED
                           CONSOLIDATED BALANCE SHEETS
                          as at March 31, 2001 and 2000
                           (expressed in U.S. dollars)


                                                                     2001                  2000
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                  $ 11,945,028           $ 8,173,260
  Accounts receivable (Note 3)                                  4,297,182             3,597,167
  Prepaid expenses                                                 91,903                66,272
  Funds held on behalf of clients                               1,309,954               906,385
                                                             ------------           -----------

                                                               17,644,067            12,743,084
INVESTMENT IN PARTLY-OWNED COMPANY (Note 4)                     8,349,128                    --
FIXED ASSETS (Note 5)                                             192,210               159,677
ASSETS HELD IN SEPARATE ACCOUNTS (Note 6)                      12,009,949                    --
                                                             ------------           -----------

                                                             $ 38,195,354           $12,902,761
                                                             ============           ===========

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities (Note 7)          $  1,806,187           $   965,046
  Income taxes payable                                            206,679               181,812
  Deposits (Note 8)                                             2,745,956                    --
  Funds owing to clients                                        1,309,954               906,385
                                                             ------------           -----------

                                                                6,068,776             2,053,243
LIABILITIES RELATED TO SEPARATE ACCOUNTS (Note 6)              12,009,949                    --
                                                             ------------           -----------

                                                               18,078,725             2,053,243
                                                             ------------           -----------

MINORITY INTEREST                                                  20,272                    --
                                                             ------------           -----------

                                                               18,098,997             2,053,243
                                                             ------------           -----------

SHAREHOLDERS' EQUITY

Share capital: authorised, issued and fully paid,
  12,000 shares of par value $l each                               12,000                12,000
Accumulated other comprehensive income:
   Cumulative translation adjustment                             (222,204)               54,716
Retained earnings                                              20,306,561            10,782,802
                                                             ------------           -----------

                                                               20,096,357            10,849,518
                                                             ------------           -----------

                                                             $ 38,195,354           $12,902,761
                                                             ============           ===========


         See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              AND RETAINED EARNINGS
                   for the years ended March 31, 2001 and 2000
                           (expressed in U.S. dollars)



                                                                        2001                   2000
INCOME
  Consulting fees (Note 11)                                     $  7,472,481           $  7,894,275
  Share of net income of partly-owned company (Note 4)             9,190,224                     --
  Investment income                                                  216,669                207,269
                                                                ------------           ------------
                                                                  16,879,374              8,101,544
                                                                ------------           ------------

EXPENSES
  Salaries and benefits (Note 11)                                  3,763,433              2,418,259
  General and administrative expenses (Note 9)                     2,001,960              1,509,404
  Interest expense (Note 11)                                         506,386                     --
  Consultants                                                        436,788                363,457
  Professional fees                                                  347,889                 82,599
                                                                ------------           ------------

                                                                   7,056,456              4,373,719
                                                                ------------           ------------

INCOME BEFORE INCOME TAXES
  AND MINORITY INTEREST                                            9,822,918              3,727,825

INCOME TAXES (Note 12)                                              (308,767)              (214,041)
                                                                ------------           ------------

INCOME BEFORE MINORITY INTEREST                                    9,514,151              3,513,784

MINORITY INTEREST                                                      9,608                     --
                                                                ------------           ------------

NET INCOME                                                         9,523,759              3,513,784

RETAINED EARNINGS, BEGINNING OF YEAR                              10,782,802              7,269,018
                                                                ------------           ------------

RETAINED EARNINGS, END OF YEAR                                  $ 20,306,561           $ 10,782,802
                                                                ============           ============


         See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                   for the years ended March 31, 2001 and 2000
                           (expressed in U.S. dollars)


                                                                                  2001                  2000

Net income                                                                 $ 9,523,759           $ 3,513,784

Cumulative translation adjustment, being other comprehensive loss             (276,920)              (19,624)
                                                                           -----------           -----------

COMPREHENSIVE INCOME                                                       $ 9,246,839           $ 3,494,160
                                                                           ===========           ===========


         See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   for the years ended March 31, 2001 and 2000
                           expressed in U.S. dollars)


                                                                                  2001                  2000

OPERATING ACTIVITIES:
  Net income                                                              $  9,523,759           $ 3,513,784
  Adjustments to reconcile net income to cash flows provided by operating activities:
      Minority interest                                                         (9,608)                   --
      Share of net income of partly-owned company                           (9,190,224)                   --
      Dividends received from partly-owned company                           8,605,351                    --
      Deferred income taxes                                                         --                 2,958
      Depreciation and amortization                                            244,774               136,225
                                                                          ------------           -----------

                                                                             9,174,052             3,652,967
  Changes in assets and liabilities:
      Accounts receivable                                                   (2,674,661)            1,325,980
      Due from affiliates                                                      535,973               (76,162)
      Prepaid expenses                                                         (33,596)              (13,271)
      Prepaid rentals                                                               --                47,755
      Accounts payable and accrued liabilities                               1,290,737               (44,387)
      Due to director of subsidiary                                           (383,128)                   --
      Due to employees                                                        (177,308)              (11,650)
      Due to affiliates                                                        201,039              (155,866)
      Income taxes payable                                                      47,290               100,611
      Deposits                                                               2,745,956                    --
                                                                          ------------           -----------

        Net cash flows provided by operating activities                     10,726,354             4,825,977
                                                                          ------------           -----------

 INVESTING ACTIVITIES:
  Purchase of fixed assets                                                    (289,654)             (109,526)
  Advances to affiliates                                                     1,262,000               (12,000)
  Subscription for share capital in partly-owned company                        (5,400)                   --
  Contribution to surplus of partly-owned company                          (13,113,855)                   --
  Return of contributed surplus from partly-owned company                    5,355,000                    --
  Issue of shares in subsidiary to minority interest shareholder                29,880                    --
                                                                          ------------           -----------

    Net cash flows used in investing activities                             (6,762,029)             (121,526)
                                                                          ------------           -----------

FINANCING ACTIVITIES:
  Advance from affiliate                                                    10,000,000              (298,000)
  Repayment of advance from affiliate                                      (10,000,000)                   --
                                                                          ------------           -----------

    Net cash flows used in financing activities                                     --              (298,000)
                                                                          ------------           -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                    3,964,325             4,406,451

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                 8,173,260             3,786,462

Translation adjustment                                                        (192,557)              (19,653)
                                                                          ------------           -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                    $ 11,945,028           $ 8,173,260
                                                                          ============           ===========


         See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


1.       DESCRIPTION OF BUSINESS

         Castlewood Limited ("the Company") was incorporated under the laws of Bermuda on September 8, 1995. The Company and its subsidiaries provide consultancy and other services to the reinsurance industry.

2.       SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PREPARATION - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         BASIS OF CONSOLIDATION - The consolidated financial statements include the assets, liabilities and results of operations of Castlewood Limited its subsidiaries;

                  Castlewood (EU) Holdings Limited, a United Kingdom company, whose principal activity is to serve as a holding company for its United Kingdom subsidiaries.

                  Castlewood (EU) Ltd., a United Kingdom company, whose principal activity is to provide reinsurance consultancy services.

                  Cranmore Adjusters Limited, a United Kingdom company, whose principal activity is to provide reinsurance loss adjusting services.

                  Lansdowne Insurance Company, Ltd. (formerly Blanch Capital Re Ltd.), a Bermuda insurance company, whose principal activity is to provide an alternative risk facility for original insureds and non-related entities to participate in certain risks assumed by the Company.

                  Gettysburg National Indemnity (SAC) Ltd., a Bermuda insurance company, whose principal activity is to provide an alternative risk facility for original insureds and non-related entities to participate in certain risks assumed by the Company was incorporated during the year ended March 31, 2001. As at March 31, 2001, Gettysburg National Indemnity (SAC) Ltd. has not commenced operations.

                  Castlewood Risk Management Ltd. (formerly Laurier Management Services Co., Ltd.,) a Bermuda company, whose principal activity is to provide reinsurance administration services. Castlewood Risk Management Ltd. was acquired during the year ended March 31, 2001 for consideration approximating its net book value, and as at March 31, 2001, has not commenced operations.

         All of the subsidiaries are wholly owned except for Gettysburg National Indemnity (SAC) Ltd. of which 24.9% is owned by the minority interest shareholder.

         Intercompany transactions are eliminated on consolidation.

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


2.       SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         INVESTMENT IN PARTLY OWNED COMPANY - Investment in partly owned company is carried on the equity basis whereby the investment is initially recorded at cost and adjusted to reflect the Company's share of after-tax earnings or losses and reduced by dividends received.

         TRANSLATION OF FOREIGN CURRENCIES - At each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the Company are adjusted to reflect the current exchange rate. Revenue and expense items are translated into U.S. dollars at average rates of exchange for the years. The resulting exchange gains or losses are included in net income.

         Assets and liabilities of subsidiaries are translated into U.S. dollars at the year-end rates of exchange. Revenues and expenses of subsidiaries are translated into U.S. dollars at the average rates of exchange for the years. The resultant translation adjustment is classified as a separate component of other comprehensive income.

         CASH AND CASH EQUIVALENTS - For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash and cash equivalents.

         FIXED ASSETS - Fixed assets are stated at cost less accumulated deprecation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the fixed assets over the following time periods:

           Fixtures and fittings                    3 years
           Computer equipment                       3 years
           Leasehold improvements                   Length of lease term

         FUNDS HELD ON BEHALF OF/OWING TO CLIENTS - Under a service agreement, the Company collects reinsurance recoveries on behalf of a client and remits the funds to the client.

         CONSULTING FEES - Fixed fees are recognized on a straight-line basis over the term of the agreement. Fees based on hourly charge rates are recognized as incurred. Performance fees are recognized upon completion of all the requirements as specified in the agreement.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - Estimated fair value of financial instruments held by the Company approximates carrying value, except for balances with affiliates and directors. As the Company does not have financial instruments with third parties with similar qualities with regard to repayment terms and security it is not practicable to determine the estimated fair value of balances with affiliates and directors.

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


2.       SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         ACCOUNTING PRONOUNCEMENTS - The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" in 2001. The Company does not engage in hedging activities or invest in derivative instruments, including derivatives embedded in other contracts. Accordingly, adoption of SFAS No. 133 did not affect the financial statements.

         RECLASSIFICATIONS - Certain 2000 amounts have been reclassified to conform to the 2001 presentation.

         PREMIUMS - Premiums are recognized as revenue on a pro-rata basis over the periods of the respective policies or contracts of reinsurance. Premiums which are subject to adjustment are estimated based upon available information. Any variances from the estimates are recorded in the periods in which they become known.

         DEFERRED ACQUISITION COSTS - Commissions and other costs incurred in the acquisition of new and renewal business are deferred and amortized over the terms of the policies or contracts of reinsurance to which they relate. The method followed in determining the deferred acquisition costs limits the amount of deferral to its realizable value by giving consideration to losses and expenses expected to be incurred as premiums are earned and also considers anticipated investment income.

         LOSSES AND LOSS ADJUSTMENT EXPENSES - The liability for losses and loss adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported. These estimates are continually reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While management believes that the amount is adequate, the ultimate liability may be in excess of, or less than, the amounts provided and any adjustments will be reflected in the periods in which they become known.

         REINSURANCE - Reinsurance premiums ceded are accounted for on a pro-rata basis over the terms of the respective contracts of reinsurance. Commissions on reinsurance ceded are deferred and amortized over the terms of the contracts of reinsurance to which they relate.

         Significant accounting policies for premiums, deferred acquisition costs, losses and loss adjustment expenses, and reinsurance relates to separate accounts established by the Company's Bermuda insurance subsidiaries.

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


3.       ACCOUNTS RECEIVABLE

                                               2001                2000

         Accounts receivable             $4,286,682          $1,754,414
         Due from affiliates                 10,500             580,753
         Advances to affiliates                  --           1,262,000
                                         ----------          ----------

         Accounts receivable             $4,297,182          $3,597,167
                                         ==========          ==========


         Balances with affiliates, which are companies affiliated by common majority ownership, are unsecured and interest free.

         As at March 31, 2001 and 2000 accounts receivable included $103,494 and $236,873 respectively, due from a company controlled by a director of the Company, which is unsecured and interest free. Subsequent to March 31, 2001, this company repaid the balance in full.

4.       INVESTMENT IN PARTLY-OWNED COMPANY

         During the year ended March 31, 2001, the Company subscribed for 45% of the common shares of B.H. Acquisition Ltd. ("BH"). The common shares held by the Company have 33% of B.H.'s voting rights. Effective July 3, 2000, BH acquired two insurance companies in run-off, Brittany Insurance Company Ltd., incorporated in Bermuda, and Compagnie Europeenne d'Assurances Industrielles S.A., incorporated in Belgium.

         Subscription for share capital                   $      5,400
         Contribution to surplus                            13,113,855
         Share of net income                                 9,190,224
         Return of contributed surplus                      (5,355,000)
         Dividends paid                                     (8,605,351)
                                                          ------------

         Investment as at March 31, 2001                  $  8,349,128
                                                          ============

         As of March 31, 2001, consolidated retained earnings includes undistributed earnings of 50% or-less-owned companies accounted for by the equity method of $584,783. Distribution of these undistributed earnings by BH is subject to BH's ability to obtain regulatory approval for declaration of dividends from its reinsurance subsidiaries.

5.       FIXED ASSETS                               Accumulated           Net Book Value
                                         Cost       Depreciation         2001           2000
                                                  And Amortization

         Fixtures and fittings         $283,424        $172,664        $110,760        $ 11,901
         Computer equipment             355,987         274,537          81,450          80,102
         Leasehold improvements         134,949         134,949              --          67,674
                                       --------        --------        --------        --------

                                       $774,360        $582,150        $192,210        $159,677
                                       ========        ========        ========        ========

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


6.       ASSETS HELD IN, AND LIABILITIES RELATED TO, SEPARATE ACCOUNTS
         During the year ended March 31, 2001, the Company acquired Lansdowne Insurance Company, Ltd. (formerly Blanch Capital Re Ltd.), ("Lansdowne"), a previously inactive Company, for consideration approximating its net book value. Under its Act of Incorporation, Lansdowne may establish separate accounts where directed by the related insurance policy or reinsurance agreements. Creditors of separate accounts established to date have no claim upon the assets of other separate accounts or upon Lansdowne's general assets. Lansdowne is registered under the Bermuda Insurance Act 1978, amendments thereto and related regulations, which require that the Company maintain minimum levels of solvency and liquidity. For the period ended March 31, 2001 these requirements have been met. Separate accounts assets and liabilities are shown separately on the Balance Sheet as assets held in, and liabilities related to, separate accounts. A summary of these balances is as follows:

         ASSETS
           Cash                                                             $  1,418,023
           Accounts receivable                                                 5,206,259
           Deferred costs                                                      1,320,884
           Loan receivable                                                     4,064,783
                                                                            ------------

         Assets held in separate accounts                                   $ 12,009,949
                                                                            ============

         LIABILITIES
           Unearned premium reserve                                         $    984,551
           Loss reserves                                                      10,905,365
           Accounts payable & accrued expenses                                    87,858
                                                                            ------------

                                                                              11,977,774
                                                                            ------------

         SHAREHOLDER'S EQUITY                                                     32,175
                                                                            ------------

         Liabilities related to separate accounts                           $ 12,009,949
                                                                            ============


         Premiums earned                                                    $  2,636,460
         Reinsurance ceded                                                      (324,514)
                                                                            ------------

         Net premiums earned                                                   2,311,946
         Loss and loss adjustment expenses and underwriting expenses          (2,811,113)
                                                                            ------------

         Underwriting loss                                                      (499,167)
         Investment income                                                       129,324
         General and administrative expenses                                    (245,261)
         Balance recoverable from preferred shareholders                         147,279
                                                                            ------------

         Net loss and deficit, end of period                                $   (467,825)
                                                                            ============

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


6.       ASSETS HELD IN, AND LIABILITIES RELATED TO, SEPARATE ACCOUNTS (cont'd)

         RECOVERABLE FROM PREFERRED SHAREHOLDERS - Preferred shareholders have provided indemnities against separate account deficits. At March 31, 2001, $147,279 is recoverable under these indemnities from certain preferred shareholders.

         LOAN RECEIVABLE - During the period ended March 31, 2001, a separate account purchased a bank loan in the amount of $4,000,000. The loan is receivable from the preferred shareholder of the separate account, secured by pledge of the preferred shareholder assets, bears interest at LIBOR plus 350 basis points per annum and matures in 5 years.

         RETROSPECTIVE REINSURANCE AGREEMENT - During the period ended March 31, 2001, a separate account entered into a retrospective reinsurance agreement. Premium received from the retrospective reinsurance agreement has been deferred in the balance sheet. The excess of losses assumed over premium received is recorded as a deferred charge in the balance sheet and amortized on a straight-line basis over the expected payout term of the contract.

7.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                    2001            2000

         Accounts payable                     $1,618,258        $374,703
         Due to director of subsidiary                --         383,128
         Due to employees                             --         207,215
         Due to affiliates                       187,929              --
                                              ----------        --------

                                              $1,806,187        $965,046
                                              ==========        ========


         Balances with affiliates, which are companies affiliated by common majority ownership, are unsecured and interest free.

8.       DEPOSITS

         During the period ended March 31, 2001, Lansdowne Insurance Company, Ltd. and Gettysburg National Indemnity (SAC) Ltd. received cash and cash equivalents of $2,745,956 to establish separate accounts. At March 31, 2001, the separate accounts have not been formed due to the relevant risks not being assumed.

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


9.       GENERAL AND ADMINISTRATIVE EXPENSES

                                                         2001               2000

         Travel and entertainment expenses        $   621,838         $  367,115
         Office expenses                              619,169            622,863
         Communication expenses                       359,102            278,404
         Depreciation and amortization                244,774            136,225
         Other expenses                               143,799             33,370
         Directors fees                                30,000             12,000
         Foreign exchange (gain) loss                 (13,389)            14,427
         Management fees (Note 11)                     (3,333)            45,000
                                                  -----------         ----------

                                                  $ 2,001,960         $1,509,404
                                                  ===========         ==========

10.      PENSION PLAN

         The Company and certain of its subsidiaries contributes to a defined contribution pension plan at the rate of 5 to 10% of gross salary following any probationary period for new staff.

         Staff members may also make voluntary contributions to their respective scheme. An independent third party administers these schemes. Pension expenses incurred during 2001 and 2000 amounted to $195,179 and $137,269, respectively.

11.      RELATED PARTY TRANSACTIONS

         Due to director of subsidiary was unsecured and interest free with no specific terms of repayment.

         Affiliates are affiliated companies, which share common majority ownership with the Company.

         A portion of salaries and benefits and office expenses are incurred by a related party and allocated to the Company and its subsidiaries. Management fees were charged by an affiliate.

         During the year ended March 31, 2001, the Company earned consulting fees of $425,000 from Brittany Insurance Company Ltd., and $687,500 from Compagnie Europeenne d'Assurances Industrielles.

         During the year ended March 31, 2001 an affiliate advanced the Company $10,000,000, which was repaid during the year. Interest on the advance was charged at 10% per annum, and total interest expense was $506,386.

         Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related party.

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             March 31, 2001 and 2000
                           (expressed in U.S. dollars)


12.      TAXATION

         Under current Bermuda law, the Company and its Bermuda subsidiaries are not required to pay taxes in Bermuda on either income or capital gains. The Company and its Bermuda subsidiaries have received an undertaking from the Bermuda government that, in the event of income or capital gains taxes being imposed, the Company and its Bermuda subsidiaries will be exempted from such taxes until the year 2016.

         United Kingdom subsidiaries have recorded income taxes based upon their graduated statutory rate of 30.0%. Deferred income taxes arise from the recognition of temporary differences between income determined for financial reporting purposes and income tax purposes. Such differences result from differing bases of depreciation and amortization for tax and book purposes.

13.      SUBSEQUENT EVENTS

         On November 29, 2001, Castlewood Holdings Limited acquired 100% of the common stock of the Company.

         On November 29, 2001, a United States SEC registrant and shareholder of Castlewood Holdings Limited acquired 50% of the voting stock of Castlewood Holdings Limited and 33 1/3% economic interest in Castlewood Holdings Limited, and accordingly will account for its investment in Castlewood Holdings Limited under the equity method. To fulfill its SEC filing requirement, the Company's financial statements have been prepared in accordance with SEC Regulation S-X.

         On October 1, 2001, the Company disposed of 2 subsidiaries, Lansdowne Insurance Company, Ltd. and Gettysburg National Indemnity (SAC) Ltd. for proceeds equal to the Company's share of their net assets of $120,701 and $62,164 respectively.

                                                                      APPENDIX B



CASTLEWOOD LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000

                               CASTLEWOOD LIMITED
                           CONSOLIDATED BALANCE SHEETS
                        as at September 30, 2001 and 2000
                           (expressed in U.S. dollars)


                                                                 2001                2000
                                                          (Unaudited)           (Unaudited)

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                              $ 10,039,844         $  4,232,489
  Accounts receivable                                       4,289,144            3,762,147
  Prepaid expenses                                             93,450                  865
  Funds held on behalf of clients                           1,354,527              866,124
                                                         ------------         ------------

                                                           15,776,965            8,861,625
INVESTMENT IN PARTLY-OWNED COMPANY                          9,264,858           14,210,677
FIXED ASSETS                                                  642,651              143,022
ASSETS HELD IN SEPARATE ACCOUNTS                           26,292,838                   --
                                                         ------------         ------------

                                                         $ 51,977,312         $ 23,215,324
                                                         ============         ============

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities               $  1,489,029         $    725,762
  Income taxes payable                                        274,679              153,744
  Funds owing to clients                                    1,354,527              866,124
                                                         ------------         ------------

                                                            3,118,235            1,745,630
ADVANCES FROM AFFILIATES                                           --           10,243,836
LIABILITIES RELATED TO SEPARATE ACCOUNTS                   26,292,838                   --
                                                         ------------         ------------

                                                           29,411,073           11,989,466
                                                         ------------         ------------

MINORITY INTEREST                                              20,611                   --
                                                         ------------         ------------

                                                           29,431,684           11,989,466
                                                         ------------         ------------

SHAREHOLDERS' EQUITY

Share capital: authorised, issued and fully paid,
  12,000 shares of par value $1 each                           12,000               12,000
Accumulated other comprehensive income:
   Cumulative translation adjustment                         (104,722)            (108,773)
Retained earnings                                          22,638,350           11,322,631
                                                         ------------         ------------

                                                           22,545,628           11,228,858
                                                         ------------         ------------

                                                         $ 51,977,312         $ 23,215,324
                                                         ============         ============


        See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              AND RETAINED EARNINGS
           for the six month period ended September 30, 2001 and 2000
                           (expressed in U.S. dollars)


                                                             2001               2000
                                                      (Unaudited)         (Unaudited)

INCOME
  Consulting fees                                    $  5,990,200         $ 1,817,222
  Share of net income of partly-owned company             915,730           1,091,422
  Investment income                                       152,699             136,255
                                                     ------------         -----------

                                                        7,058,629           3,044,899
                                                     ------------         -----------

EXPENSES
  Salaries and benefits                                 3,284,406           1,236,940
  General and administrative expenses                   1,032,747             850,586
  Interest expense                                             --             243,836
  Consultants                                              82,964              77,770
  Professional fees                                       187,008              43,024
                                                     ------------         -----------

                                                        4,587,125           2,452,156
                                                     ------------         -----------

INCOME BEFORE INCOME TAXES
  AND MINORITY INTEREST                                 2,471,504             592,743

INCOME TAXES                                              139,376              52,914
                                                     ------------         -----------

INCOME BEFORE MINORITY INTEREST                         2,332,130             539,829

MINORITY INTEREST                                            (339)                 --
                                                     ------------         -----------

NET INCOME                                              2,331,789             539,829

RETAINED EARNINGS, BEGINNING OF PERIOD                 20,306,561          10,782,802
                                                     ------------         -----------

RETAINED EARNINGS, END OF PERIOD                     $ 22,638,350         $11,322,631
                                                     ============         ===========


        See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
           for the six month period ended September 30, 2001 and 2000
                           (expressed in U.S. dollars)


                                                                                         2001               2000
                                                                                  (Unaudited)        (Unaudited)

Net income                                                                        $2,331,789        $ 539,829

Cumulative translation adjustment, being other comprehensive income (loss)           117,482         (163,489)
                                                                                  ----------        ---------

COMPREHENSIVE INCOME                                                              $2,449,271        $ 376,340
                                                                                  ==========        =========


        See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           for the six month period ended September 30, 2001 and 2000 expressed in U.S. dollars)


                                                                                               2001               2000
                                                                                         (Unaudited)        (Unaudited)

OPERATING ACTIVITIES:
  Net income                                                                           $  2,331,789         $    539,829
  Adjustments to reconcile net income to cash flows used in
    operating activities:
      Minority interest                                                                         339                   --
      Share of net income of partly-owned company                                          (915,730)          (1,091,422)
      Depreciation and amortization                                                          51,300               42,087
                                                                                       ------------         ------------

                                                                                          1,467,698             (265,670)
  Changes in assets and liabilities:
      Accounts receivable                                                                   100,638             (269,543)
      Due from affiliates                                                                   (21,079)              34,145
      Prepaid expenses                                                                        1,293               61,616
      Accounts payable and accrued liabilities                                             (143,638)             (64,443)
      Due to employees                                                                           --             (149,999)
      Due to affiliates                                                                    (187,929)             243,836
      Income taxes payable                                                                   57,722              (15,105)
      Deposits                                                                           (2,745,956)                  --
                                                                                       ------------         ------------

    Net cash flows used in operating activities                                          (1,471,251)            (668,999)
                                                                                       ------------         ------------

INVESTING ACTIVITIES:
  Purchase of fixed assets                                                                 (482,925)             (32,181)
  Subscription for share capital in partly-owned company                                         --               (5,400)
  Contribution to surplus of partly-owned company                                                --          (13,113,855)
                                                                                       ------------         ------------

    Net cash flows used in investing activities                                            (482,925)         (13,151,436)
                                                                                       ------------         ------------

FINANCING ACTIVITIES:
  Advance from affiliate, being net cash flows provided by financing activities                  --           10,000,000
                                                                                       ------------         ------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                                (1,954,176)          (3,820,435)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           11,945,028            8,173,260

Translation adjustment                                                                       48,992             (120,336)
                                                                                       ------------         ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $ 10,039,844         $  4,232,489
                                                                                       ============         ============


        See accompanying notes to the consolidated financial statements

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 2001 and 2000
                           (expressed in U.S. dollars)
                                    Unaudited


1.       GENERAL

         Castlewood Limited ("the Company") was incorporated under the laws of Bermuda on September 8, 1995. The Company and its subsidiaries provide consultancy and other services to the reinsurance industry.

         The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management these financial statements reflect all the normal recurring adjustments necessary for a fair presentation of the Company's financial position at September 30, 2001 and 2000 and its results of operations for the six months ended September 30, 2001 and 2000. These consolidated financial statements should be read in conjunction with the Company's March 31, 2001 and 2000 consolidated financial statements and notes thereto.

2.       NEW ACCOUNTING PRONOUNCEMENTS

         The Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") in 2001. The Company does not engage in hedging activities or invest in derivative instruments, including derivatives embedded in other contracts. Accordingly, adoption of SFAS 133 did not affect the financial statements.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.141 entitled "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No.142 entitled "Goodwill and Other Intangible Assets" ("SFAS 142"). The company will adopt both SFAS 141 and 142 on January 1, 2002.

         SFAS 141 states that companies can no longer use the pooling-of-interest method for accounting for business combinations. The purchase method is the required method to account for business combinations.

         SFAS 142 states that goodwill should no longer be amortized. Rather, goodwill will be tested annually for impairment at the reporting unit level. For the purpose of testing goodwill for impairment, acquired assets and assumed liabilities shall be assigned to a reporting unit as of the acquisition date if the asset will be employed in or the liability relates to the operations of a reporting unit and the asset or liability will be considered in determining the fair value of the reporting unit. The excess goodwill over the fair value of these assets are to be written off. In the case of negative goodwill, negative goodwill shall be written off and recognized as the effect of a change in accounting principle.

                               CASTLEWOOD LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          September 30, 2001 and 2000
                          (expressed in U.S. dollars)
                                   Unaudited


3.      INVESTMENT IN PARTLY-OWNED COMPANY

                                                    2001               2000
                                                    ----               ----
         Investment as at March 31              $ 8,349,128        $        --
         Subscription for share capital                  --              5,400
         Contribution to surplus                         --         13,113,855
         Share of net income                        915,730          1,091,422
                                                -----------        -----------
         Investment as at September 30          $ 9,264,858        $14,210,677
                                                ===========        ===========
         As of September 30, 2001 and 2000, consolidated retained earnings includes undistributed earnings of 50% or-less-owned companies accounted for by the equity method of $915,730 and $1,091,422. Distribution of these undistributed earnings by BH is subject to BH's ability to obtain regulatory approval for declaration of dividends from its reinsurance subsidiaries.

4.       SUBSEQUENT EVENTS

         On November 29, 2001, Castlewood Holdings Limited acquired 100% of the common stock of the Company.

         On November 29, 2001, a United States SEC registrant and shareholder of Castlewood Holdings Limited acquired 50% of the voting stock of Castlewood Holdings Limited and 33 1/3% economic interest in Castlewood Holdings Limited, and accordingly will account for its investment in Castlewood Holdings Limited under the equity method. To fulfill its SEC filing requirement, the Company's financial statements have been prepared in accordance with SEC Regulation S-X.

         On October 1, 2001, the Company disposed of 2 subsidiaries, Lansdowne Insurance Company, Ltd. and Gettysburg National Indemnity (SAC) Ltd. for proceeds equal to the Company's share of their net assets of $120,701 and $62,164 respectively.

                                                                      APPENDIX C


                                             COMPANY REGISTRATION NUMBER: 462838

RIVER THAMES INSURANCE COMPANY LIMITED

Annual Financial Statements

31 December 2000

River Thames Insurance Company Limited

CONTENTS

                                                                                                 Page
Auditors' Report                                                                                    2

Profit and Loss Account                                                                           3-4

Balance Sheet                                                                                     5-6

Notes to the Financial Statements                                                                7-25

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of River Thames Insurance Company Limited

We have audited the accompanying balance sheets of River Thames Insurance Company Limited as of December 31, 2000 and 1999 and the related profit and loss accounts and statements of total recognised gains and losses for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of River Thames Insurance Company Limited at December 31, 2000 and 1999, and the results of its operations for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United Kingdom which differ from those generally accepted in the United States (see Note 26 of Notes to the Financial Statements).


Ernst & Young LLP
London, England

May 30, 2001, except for
Note 27 - Subsequent Events,
as to which the date is
February 8, 2002

River Thames Insurance Company Limited

PROFIT AND LOSS ACCOUNT
for the year ended 31 December 2000

                                                                                          2000          1999
                                                                             Notes       (pound)000    (pound)000
TECHNICAL ACCOUNT - GENERAL BUSINESS

Gross premiums written                                                         2            263            700

Outwards reinsurance premiums                                                              (377)          (621)
                                                                                         -------       -------
Net premiums written                                                           2           (114)            79

Allocated investment return transferred from the
non-technical account                                                                     5,243          4,467

Paid claims                        - gross amount                                       (22,935)       (30,074)
                                   - reinsurers' share                                   14,963         15,365
                                                                                         -------       -------
                                   - net amount including bad debts                      (7,972)       (14,709)

Change in the provision for claims - gross amount                                       (10,032)        14,106
                                   - reinsurers' share                                   12,615         (3,671)
                                                                                         -------       -------
                                   - net amount                                3          2,583         10,435
                                                                                         -------       -------
Claims incurred net of reinsurance                                                       (5,389)        (4,274)

Net operating expenses             - exceptional cost release                               500             --
                                   - other                                               (1,842)        (1,797)
                                                                                         -------       -------
                                                                               4         (1,342)        (1,797)
                                                                                         -------       -------
Balance on the technical account for general business                          2         (1,602)        (1,525)
                                                                                         ======         ======

River Thames Insurance Company Limited

PROFIT AND LOSS ACCOUNT
for the year ended 31 December 2000 (continued)


                                                                                          2000          1999
                                                                             Notes       (pound)000    (pound)000
NON-TECHNICAL ACCOUNT

Balance on the general business technical account                              2         (1,602)        (1,525)

Investment income                                                              7          8,474          7,177
                                                                                         ------         ------
                                                                                          6,872          5,652
                                                                                         ------         ------
Allocated investment return transferred to the general business
technical account                                                                        (5,243)        (4,467)

Other (expenses)/income                                                                     (17)           118
                                                                                         ------         ------
                                                                                         (5,260)        (4,349)
                                                                                         ------         ------
Retained profit for the financial year                                         20         1,612          1,303
                                                                                         ======         ======

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Retained profit in the financial year                                                     1,612          1,303
                                                                                         ------         ------
Total recognised gains and losses                                                         1,612          1,303
                                                                                         ======         ======

There are no recognised gains or losses, other than the gain for the financial year shown above.

River Thames Insurance Company Limited

BALANCE SHEET
at 31 December 2000

                                                                                         2000           1999
                                                                             Notes      (pound)000    (pound)000
ASSETS

INVESTMENTS                                                                    10       107,242        107,838

REINSURERS' SHARE OF TECHNICAL PROVISIONS                                   3, 14       180,281        155,145

DEBTORS
Loans to group undertakings                                                    11        15,000         15,000
Arising out of reinsurance operations                                          12        13,372         10,409
Other debtors                                                                  12           341            252
                                                                                        -------        -------
                                                                                         28,713         25,661
OTHER ASSETS
Cash at bank and in hand                                                       10         2,002          2,083
                                                                                        -------        -------
                                                                                          2,002          2,083
PREPAYMENTS AND ACCRUED INCOME
Accrued interest                                                                          2,796          2,744
Accrued premium income                                                         15         1,093          1,675
                                                                                        -------        -------
                                                                                          3,889          4,419
                                                                                        -------        -------
TOTAL ASSETS                                                                            322,127        295,146
                                                                                        =======        =======

River Thames Insurance Company Limited

BALANCE SHEET
at 31 December 2000 (continued)


                                                                                         2000           1999
                                                                            Notes       (pound)000     (pound)000
LIABILITIES

CAPITAL AND RESERVES
Share capital                                                                  19        71,500         71,500
Share premium account                                                                     3,602          3,602
Reserves                                                                                (23,928)       (25,540)
                                                                                        -------        -------
SHAREHOLDERS' FUNDS ATTRIBUTABLE TO EQUITY INTERESTS                           20        51,174         49,562

TECHNICAL PROVISIONS
Claims outstanding - gross amount                                           3, 14       267,760        240,619

PROVISION FOR OTHER RISKS AND CHARGES
Provision for property and other rationalisation costs                         16         1,297          1,930

CREDITORS
Arising out of reinsurance operations                                          18         1,195          2,632
Other creditors                                                                18           701            394
                                                                                        -------        -------
                                                                                          1,896          3,026

ACCRUALS AND DEFERRED INCOME                                                                 --              9
                                                                                        -------        -------
TOTAL LIABILITIES                                                                       322,127        295,146
                                                                                        =======        =======

Approved by the Board on 6 February 2002 and signed on its behalf by

N Packer
Director

         River Thames Insurance Company Limited

         NOTES TO THE FINANCIAL STATEMENTS
         at 31 December 2000 (continued)

1.       PRINCIPAL ACTIVITIES AND ACCOUNTING POLICIES

         PRINCIPAL ACTIVITIES

         The Company ceased to write new general business with effect from 25 November 1996 and entered run-off in February 1997.

         BASIS OF PREPARATION

         These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP") - see Note 26. The accompanying financial statements do not represent the UK statutory financial statements of the Company. The UK statutory financial statements for the year ended 31 December 2000, on which the auditors' report was unqualified, have been filed with the Registrar of Companies in the UK.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         In addition the Company has adopted all material recommendations of the Statement of Recommended Practice on Accounting for Insurance Business issued by the Association of British Insurers (the "ABI SORP").

         The Company was (see note 27) a 98.74% indirectly owned subsidiary of Marsh & McLennan Companies, Inc., its ultimate parent undertaking. The Company's results, including cash flow, are consolidated into those of Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A.. Marsh & McLennan Companies, Inc. prepares a consolidated cash flow statement and, consequently, the Company is not required to present a cash flow statement.

         The Company has taken advantage of the exemption in paragraph 3(c) of FRS8 from disclosing transactions with related parties that are part of Marsh & McLennan Companies, Inc. No other material related party transactions were entered in to. Additional disclosure as required under US GAAP is disclosed in note 26.

         All business is classified as discontinued as defined by Financial Reporting Standard 3.

         PREMIUMS

         Premiums are stated on a written basis and include estimates of reinstatement and adjustment premiums not yet notified.

         UNDERWRITING

         At 31 December 1998, all underwriting years had closed. Full provision is made for outstanding losses, irrecoverable reinsurances for all years and the costs of settling claims, on the basis of information currently available and anticipating trends of future settlements. The Company had established a claims equalisation reserve in accordance with legislation. The reserve established had been calculated in accordance with the Insurance Companies (Reserves) Regulations 1996. At 31 December 1998, the reserve was reduced to nil.

         A more detailed note on the make up of the technical provisions is included in note 3.

         CLAIMS

         Claims incurred comprise the estimated cost of all claims occurring during the year, whether reported or not, including related direct and indirect claims handling costs and adjustments to claims outstanding from previous years.

         River Thames Insurance Company Limited

         NOTES TO THE FINANCIAL STATEMENTS
         at 31 December 2000 (continued)

         CLAIMS (CONTINUED)

         The provision for claims outstanding is made on an individual case basis and is based on the estimated ultimate cost of all claims notified but not settled by the balance sheet date, together with the provision for related claims handling costs. The provision also includes the estimated costs of claims incurred but not reported at the balance sheet date based on statistical methods.

         The provision for claims outstanding is based on information available at the balance sheet date. Significant delays are experienced in the notification and settlement of certain claims, particularly in respect of marine business, and accordingly the ultimate cost of such claims cannot be known with certainty at the balance sheet date. Subsequent information and events may result in the ultimate liability being less than, or greater than, the amount provided. Any differences between provisions and subsequent settlements are dealt with in the general business technical account of later years.

         EXPENSES

         All expenses are charged to the technical account in the year in which they are incurred except investment management expenses which are charged to the non-technical account.

         INVESTMENTS

         Investments in redeemable fixed interest securities are stated at the lower of book cost and market value. All other investments are included at market value. Deposits with credit institutions with a maturity date of three months or less are considered as investments. Investment income is included in the profit and loss account on an accruals basis. Realised and unrealised profits and losses on investments are included in the profit and loss account on the specific identification basis.

         FOREIGN CURRENCY

         Foreign currency assets, liabilities and income and expenditure are translated into sterling at the rates ruling at the balance sheet date. The principal rates used are shown in note 23 of the notes to the financial statements. Differences arising from the translation of assets and liabilities are dealt with in the profit and loss account.

         DEFERRED TAXATION

         Deferred taxation is provided using the liability method and is recognised on timing differences to the extent that it is probable that they will reverse without replacement by equivalent timing difference.


2.       SEGMENTAL REPORTING

         See page 9.

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)

                     RIVER THAMES INSURANCE COMPANY LIMITED

        NOTES TO THE FINANCIAL STATEMENTS - 31 DECEMBER 2000 (CONTINUED)

2. SEGMENTAL REPORTING


                                                                Direct and facultative risks
                                            -------------------------------------------------------------------
                                             Property           Liability &        Other           Total direct
                                                              pecuniary loss                      & facultative
                                            (pound)000's       (pound)000's      (pound)000's      (pound)000's
                                            ------------      --------------     ------------     -------------
2000
Gross premiums written                                -3                 -24               10               -17
Gross claims incurred                               -836              16,637           -1,874           -19,347
Gross operating expenses                             -25                -628              -10              -563
                                            ------------      --------------     ------------     -------------
Gross technical result                              -864             -17,289           -1,874           -20,027
Reinsurance balance                                 -370              13,764              125            13,519
Allocated investment return                          200                 445              297               942
 from non technical account
                                            ------------      --------------     ------------     -------------
Net technical result                              -1,034              -3,080           -1,452            -5,586
                                            ------------      --------------     ------------     -------------

Net technical provisions                           3,342               7,423            4,955            15,720
                                            ------------      --------------     ------------     -------------

Net premiums written                                   3                 265              -10               258
                                            ------------      --------------     ------------     -------------

1999
Gross premiums written                                29                 -26               49                52
Gross claims incurred                                681             -15,966           -1,487           -16,772
Gross operating expenses                             -74                -779              -29              -882
                                            ------------      --------------     ------------     -------------
Gross technical result                               636             -16,771           -1,467           -17,602
Reinsurance balance                                 -255              14,467               61            14,273
Allocated investment return                          123                 339              163               625
 from non technical account
                                            ------------      --------------     ------------     -------------
Net technical result                                 504              -1,965           -1,243            -2,704
                                            ------------      --------------     ------------     -------------

Net technical provisions                           2,351               6,474            3,121            11,946
                                            ------------      --------------     ------------     -------------

Net premiums written                                  29                  43               51               123
                                            ------------      --------------     ------------     -------------


                                                                       Reinsurance risks
                                            -------------------------------------------------------------------
                                              Property         Liability &          Marine &          Total         Total all
                                                              pecuniary loss        aviation       reinsurance       business
                                            (pound)000's       (pound)000's       (pound)000's     (pound)000's    (pound)000's
                                            ------------      --------------      ------------     ------------    ------------
2000
Gross premiums written                               316                 202             -238               280             263
Gross claims incurred                              1,270                -186          -14,704           -13,620         -32,967
Gross operating expenses                            -136                -382             -292              -810          -1,473
                                            ------------      --------------     ------------     -------------    ------------
                                                   1,450                -366          -15,234           -14,150         -34,177
Gross technical result
Reinsurance balance                               -2,061                 835           15,039            13,813          27,332
Allocated investment return                          374               2,297            1,630             4,301           5,243
 from non technical account

Net technical result
                                            ------------      --------------     ------------     -------------    ------------
                                                    -237               2,766            1,435             3,964          -1,602
                                            ------------      --------------     ------------     -------------    ------------
Net technical provisions
                                                   6,236              38,323           27,200            71,759          87,479
                                            ------------      --------------     ------------     -------------    ------------
Net premiums written
                                                    -298                -158              312              -144             114
                                            ------------      --------------     ------------     -------------    ------------
1999
Gross premiums written                               406                  -3              245               648             700
Gross claims incurred                              1,954               2,824           -3,974               804         -15,968
                                                    -216                -458             -613            -1,287          -2,169
Gross operating expenses                    ------------      --------------     ------------     -------------    ------------
Gross technical result                             2,144               2,363           -4,342               165         -17,437
Reinsurance balance                               -1,047              -4,150            2,369            -2,828          11,445
Allocated investment return                          331               2,087            1,424             3,842           4,467
 from non technical account

Net technical result
                                            ------------      --------------     ------------     -------------    ------------
                                                   1,428                 300             -549             1,179          -1,525
                                            ------------      --------------     ------------     -------------    ------------
Net technical provisions
                                                   6,338              39,937           27,253            73,528          85,474
                                            ------------      --------------     ------------     -------------    ------------
Net premiums written
                                                     222                -261               -5               -44              79
                                            ------------      --------------     ------------     -------------    ------------

All business was written in the UK. The domicile of the assured or reinsured is as follows:

Gross premiums written                          2,000              1999
                                            (POUND)000'S       (POUND)000'S
United Kingdom                                       135                 358
Other EEC member states                               40                 106
Rest of the world                                     88                 236
                                            ------------      --------------
                                                     263                 700
                                            ------------      --------------


River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


3.       TECHNICAL PROVISIONS

         The change in the provision for claims during the year was as follows:

                                                            Gross        Reinsurance                Net
                                                       (pound)000         (pound)000         (pound)000
                                                       ----------         ----------         ----------
         Outstanding claims at 1 January 2000            (240,619)           155,145            (85,474)
         Currency revaluation                             (17,109)            12,521             (4,588)
                                                       ----------         ----------         ----------
                                                         (257,728)           167,666            (90,062)
         Outstanding claims at 31 December 2000          (267,760)           180,281            (87,479)
                                                       ----------         ----------         ----------
         Change in the year                               (10,032)            12,615              2,583
                                                       ==========         ==========         ==========

         The gross reserve includes a provision for administrative claims handling costs of (pound)2,810,000 (1999 (pound)3,360,000).

         The net provision for outstanding claims of (pound)85,474,000 established at 31 December 1999 was strengthened during 2000 by (pound)5,389,000 (1999 (pound)4,274,000) after taking into account the effect of exchange rate movements on opening provisions and inclusive of claims handling costs, but before the allocation of investment income and management expenses.

         The provision for outstanding claims has been set on the basis of information that is currently available and includes estimates of incurred but not reported claims. The process of estimating outstanding claims is inherently imperfect and the resultant calculation of the provision is a best estimate within a range of possible outcomes. Whilst the directors consider that the gross provision for claims and the related reinsurance recoveries are fairly stated on the basis of information currently available to them, the ultimate liability is uncertain and may vary as a result of subsequent information and events as these provisions include claims in respect of long-tail risks. This may result in material adjustments to the gross and net amounts provided.

         The directors believe that the uncertainties have been appropriately considered in estimating ultimate losses and that the provision included to meet all unknown outstanding liabilities is adequate to cover claims and losses which have occurred including future developments on known claims as well as those yet to be reported.

         The Company uses retrocessional agreements to reduce its exposure to the risk of reinsurance assumed. The Company remains liable to the extent the retrocessionaires do not meet their obligation under these agreements, and therefore the Company evaluates and monitors concentration of credit risk. Provisions are made for amounts considered potentially uncollectable. The allowance for uncollectable reinsurance recoverable was (pound)3,791,000 at 31 December 2000 (1999 (pound)2,257,000)

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


4.       NET OPERATING EXPENSES

         Net operating expenses are made up as follows:

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000
                                                                                                ----------         ----------
         Gross acquisition costs                                                                        49               (105)
         Administrative expenses                                                                     1,793              1,902
         Exceptional item (Note 16)                                                                   (500)                --
                                                                                                ----------         ----------
                                                                                                     1,342              1,797
                                                                                                ==========         ==========

5.       ADMINISTRATIVE EXPENSES

         Administrative expenses include:

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000
                                                                                                ----------         ----------
         Auditors' remuneration  - audit fees                                                           55                 38
                                 - other fees                                                            8                 17
                                                                                                ==========         ==========

         For the twelve months to 31 December 2000, the average number of employees was nil (1999 nil). Included in administrative expenses are allocated costs for staff services (salaries, social security and pension costs) of (pound)1,086,000 (1999 (pound)1,054,000).

6.       DIRECTORS' REMUNERATION

         The directors are not remunerated for their services by the Company.

7.       INVESTMENT INCOME

         Investment income is made up as follows:

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000
                                                                                                ----------         ----------
         Income from group undertakings                                                                978                891
         Income from fixed interest securities                                                       5,312              5,634
         Amortisation                                                                                 (596)              (706)
         Income from certificates of deposit, floating rate notes and term bank deposits             2,207              1,733
         Net realised losses                                                                           (72)               (76)
         Provision for unrealised gains/(losses)                                                       645               (299)
                                                                                                ----------         ----------
         Total investment income                                                                     8,474              7,177
                                                                                                ==========         ==========

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


7.       INVESTMENT INCOME (CONTINUED)

         Investment income has been allocated to the general business technical account based on the investment return from the assets supporting the average net claims outstanding less net insurance related debtors; being (pound)75,115,000 (1999 (pound)79,054,500). The return has been calculated using the average return, after realised and unrealised capital profits and losses, from the investment portfolio comprising fixed and floating rate securities, deposits and cash; being 6.98% (1999 5.65%).

         Proceeds from sales of investments during 2000 were (pound)88,153,000 (1999 (pound)68,448,000). Gross gains of (pound)6,000 (1999
         (pound)124,000) and gross losses of (pound)78,000 ((1999
         (pound)200,000) were realized on those sales.

8.       FOREIGN EXCHANGE PROFITS AND LOSSES

         Included in other charges and other income in the profit and loss account are losses on translation of foreign currency of (pound)17,000 (1999 (pound)118,000 profit).

9.       TAXATION

         The Company has losses available for offset against future taxable profits, subject to the agreement of the Inland Revenue, of (pound)19,016,358 (1999 (pound)20,493,099). Consequently, the Company has no corporation tax charge nor credit in respect of 2000 at 30.00% nor 1999 at 30.25%.

10.      INVESTMENTS, CASH AND DEPOSITS

         The following shows an analysis of the balances of cash and investments as shown on the balance sheet:


                                                                                                  Unrealized     Unrealized
                                             Nominal      Purchase          Book        Market       Holding        Holding
                                               Value          Cost         Value         Value         Gains         Losses
                                          (pound)000    (pound)000    (pound)000    (pound)000    (pound)000     (pound)000
         2000
         Government fixed interest
         securities - listed in London         8,176         8,460         8,350         8,422            72            --
         Government fixed interest
         securities - listed overseas         33,812        34,463        34,140        34,256           130           (14)
         Other listed fixed interest
         securities - listed in London        14,852        15,464        15,089        15,188            99            --
         Other listed fixed interest
         securities - listed overseas         18,334        18,286        18,278        18,363            87            (2)
         Variable rate securities             22,715        22,740        22,707        22,693            --           (14)
         Deposits with credit
         institutions                          8,678         8,678         8,678         8,678            --            --
                                          ----------    ----------    ----------    ----------    ----------    ----------
         Total investments                   106,567       108,091       107,242       107,600           388           (30)
         Cash at bank and in hand              2,002         2,002         2,002         2,002            --            --
                                          ----------    ----------    ----------    ----------    ----------    ----------
         Total cash and investments          108,569       110,093       109,244       109,602           388           (30)
                                          ==========    ==========    ==========    ==========    ==========    ==========

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


10.      INVESTMENTS, CASH AND DEPOSITS (CONTINUED)

                                                                                                 Unrealized      Unrealized
                                             Nominal      Purchase          Book        Market      Holding         Holding
                                               Value          Cost         Value         Value        Gains          Losses
                                          (pound)000    (pound)000    (pound)000    (pound)000   (pound)000      (pound)000

         1999
         Government fixed interest
         securities - listed in London        14,500        14,617        14,555        14,488             7           (74)
         Government fixed interest
         securities - listed overseas         24,612        25,456        25,053        24,785            15          (283)
         Other listed fixed interest
         securities - listed in London        14,100        14,699        14,338        14,273            20           (85)
         Other listed fixed interest
         securities - listed overseas         19,347        19,606        19,460        19,393            18           (85)
         Other unlisted fixed interest
         securities                            4,476         4,492         4,484         4,477            --            (7)
         Variable rate securities             24,372        24,350        24,353        24,310            --           (43)
         Deposits with credit
         institutions                          6,112         6,112         6,112         6,112            --            --
                                          ----------    ----------    ----------    ----------    ----------    ----------
         Total investments                   107,519       109,332       108,355       107,838            60          (577)
         Cash at bank and in hand              2,083         2,083         2,083         2,083            --            --
                                          ----------    ----------    ----------    ----------    ----------    ----------
         Total cash and investments          109,602       111,415       110,438       109,921            60          (577)
                                          ==========    ==========    ==========    ==========    ==========    ==========

         The distribution of investments and cash and deposits at 31 December 2000 by contractual maturity is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.


                                                                                                                   Estimated
                                                                                                Amortized            Fair
                                                                                                   Cost              Value
                                                                                                (pound)000         (pound)000
                                                                                                ----------         ----------
         Due within one year                                                                        56,639             56,772
         Due after one year through five years                                                      52,605             52,830
                                                                                                ----------         ----------
                                                                                                   109,244            109,602
                                                                                                ==========         ==========


11.      LOANS TO GROUP UNDERTAKINGS

         During 2000, the Company continued to provide loans to Marsh Treasury Services Limited, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., at a rate of LIBOR plus 25 basis points.

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000
         Balance at 1 January and 31 December                                                       15,000             15,000
                                                                                                ==========         ==========

         The loans are in accordance with FSA (HM Treasury) regulations and repayable at one month's written notice.

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


12.      DEBTORS

                                                                                                   2000                1999
                                                                                                (pound)000         (pound)000
         Arising out of reinsurance operations:
           Other                                                                                     9,078              6,331
           Amounts owed by group undertakings                                                        4,294              4,078
                                                                                                ----------         ----------
                                                                                                    13,372             10,409
                                                                                                ----------         ----------
         Other debtors:
           Taxation                                                                                     95                 42
           Other                                                                                        83                 46
           Amounts owed by group undertakings                                                          163                164
                                                                                                ----------         ----------
                                                                                                       341                252
                                                                                                ----------         ----------
                                                                                                    13,713             10,661
                                                                                                ==========         ==========

         Debtors arising out of reinsurance operations are net of a provision for doubtful account of (pound)4,679,000 (1999(pound)4,568,000)

13.      PLEDGES AND LIENS

         The Company has granted a charge over its invested assets to collateralise letters of credit provided in the ordinary course of business, totalling as at 31 December 2000 US$5,934,005 (1999 US$6,794,412).

         A further charge of US$5,400,000 (1999 US$5,400,000) has been granted as collateral for a letter of credit established as security for claims payable in the United States of America.


14.      TECHNICAL PROVISIONS: OLD NON-MARINE ACCOUNT

         The old non-marine account, where underwriting ceased in 1967, includes long-tail risks some of which relate to exposure to losses arising from claims for latent disease and environmental pollution. In 1986, the Company fully reinsured the previously retained portion of the account and, as a result, this account should have no further impact on the net financial results of the Company.

         The details of this business included in the accounts to 31 December are as follows:

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000
         Paid claims         - gross amount                                                          8,611              8,230
                             - reinsurers' share                                                    (8,611)            (8,230)
                                                                                                ----------         ----------
                             - net amount                                                               --                 --
                                                                                                ----------         ----------

          Claims outstanding - gross amount                                                        112,024             98,860
                             - reinsurers' share                                                  (112,024)           (98,860)
                                                                                                ----------         ----------
                             - net amount                                                               --                 --
                                                                                                ----------         ----------

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)

14.      TECHNICAL PROVISIONS: OLD NON-MARINE ACCOUNT (CONTINUED)

         The claims outstanding above are stated before an estimate for future claims handling costs at 31 December 2000 of (pound)1,665,000 (1999 (pound)2,203,000).


         The uncertainties relating to asbestos and environmental claims on insurance policies written many years ago are exacerbated by inconsistent court decisions and judicial and legislative interpretations of coverage that in some cases have tended to erode the clear and express intent of such policies and in others have expanded theories of liability. The industry as a whole is engaged in extensive litigation over these coverage and liability issues and is thus confronted with a continuing uncertainty in its effort to quantify these exposures.

         Asbestos remains the most significant and difficult mass tort for the insurance industry in terms of claims volume and dollar exposure. Based on published projections, it is expected that the company will continue receiving asbestos claims at the current rate for at least the next several years.

         Significant uncertainty remains as to the ultimate liability of the company related to asbestos related claims due to such factors as the long latency period between asbestos exposure and disease manifestation and the resulting potential for involvement of multiple policy periods for individual claims as well as the increase in the volume of claims by plaintiffs claiming exposure but with no symptoms of asbestos related disease.

         Reserves for asbestos and environmental claims cannot be estimated with traditional loss reserving techniques that rely on historical accident year loss development factors. Case reserves and expenses reserves for costs of related litigation have been established where sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, incurred but not reported reserves have been established to cover additional exposures on both known and unasserted claims.

         The reserve carried for asbestos and environmental claims at 31 December 2000 is management's best estimate of ultimate loss and loss adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Because of future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding the reserve by an amount that would be material to the Company's results and shareholders' funds in a future period.

15.      ACCRUED PREMIUM INCOME

         Accrued premium income represents premiums written, but not yet notified to the Company as at 31 December and includes estimates for reinstatement and adjustment premiums. The details are as follows:

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000

         Gross premiums written                                                                      1,191              1,770
         Acquisition costs                                                                            (149)              (215)
         Outwards reinsurance premiums and refunds                                                      51                120
                                                                                                ----------         ----------
                                                                                                     1,093              1,675
                                                                                                ==========         ==========

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


16.      PROVISION FOR PROPERTY AND OTHER RATIONALISATION COSTS

                                                                                                   2000               1999
                                                                                                (pound)000         (pound)000
         At 31 December 1999                                                                         1,930              2,170
         Released to profit and loss account during year                                              (133)              (240)
         Discount of provision                                                                        (500)                --
                                                                                                ----------         ----------
                                                                                                     1,297              1,930
                                                                                                ==========         ==========

         The provision relates to rental costs net of sub lease rental income on office property. The operating lease obligation expires in 2015, the primary sub lease expires in 2008 and it has been assumed that within one year thereof, a further sub lease will be granted until 2015.

17.      PROVISIONS FOR LIABILITIES AND CHARGES

         Deferred taxation provided in the financial statements and the amounts not provided are as follows:

                                                                          Provided                    Not provided
                                                                2000          1999           2000             1999
                                                          (pound)000    (pound)000     (pound)000       (pound)000

         Capital allowances in advance of depreciation            --            --           (613)            (613)
         Other timing differences                                 --            --           (389)            (580)
                                                          ----------    ----------     ----------     ------------
                                                                  --            --         (1,002)          (1,193)
                                                          ==========    ==========     ==========     ============

18.      CREDITORS

                                                                                                      2000               1999
                                                                                                (pound)000         (pound)000
         Arising out of reinsurance operations                                                       1,195              2,632

         Other creditors
         Other                                                                                         538                229
         Amounts due to group undertaking                                                              163                165
                                                                                                ----------         ----------
                                                                                                       701                394
                                                                                                ----------         ----------
                                                                                                     1,896              3,026
                                                                                                ==========         ==========


19.      SHARE CAPITAL

                                                                                                      2000               1999
                                                                                                (pound)000         (pound)000

         Authorised, issued and fully paid ordinary shares of(pound)1 each                          71,500             71,500
                                                                                                ==========         ==========

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


20.      SHAREHOLDERS' FUNDS

                                                                              Share        Share
                                                                            capital       premium      Reserves          Total
                                                                         (pound)000    (pound)000    (pound)000     (pound)000

         At 1 January 2000                                                   71,500         3,602       (25,540)        49,562
         Profit for the year                                                     --            --         1,612          1,612
                                                                         ----------    ----------    ----------     ----------
         At 31 December 2000                                                 71,500         3,602       (23,928)        51,174
                                                                         ==========    ==========    ==========     ==========


                                                                              Share         Share
                                                                            capital       premium      Reserves          Total
                                                                         (pound)000    (pound)000    (pound)000     (pound)000
         At 1 January 1999                                                   71,500         3,602       (26,843)        48,259
         Profit for the year                                                     --            --         1,303          1,303
                                                                         ----------    ----------    ----------     ----------
         At 31 December 1999                                                 71,500         3,602       (25,540)        49,562
                                                                         ==========    ==========    ==========     ==========


21.      CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

         At 31 December 2000, the Company was not committed to any capital expenditure (1999 (pound)nil).

         The Company is committed to payments on operating leases during 2001 of (pound)255,000 on buildings where the lease expires more than 5 years after 31 December 2000.

         Sub-lease income is expected during 2001 of (pound)130,838 on buildings where the lease expires more than 5 years after 31 December 2000.


22.      OTHER FINANCIAL COMMITMENTS

         There were no other financial commitments at 31 December 2000. During 1999, the Company had entered into forward exchange contracts for the purpose of hedging its exposure to the US$ at 31 December 1999. The contracts were for US$4,400,000 at a forward rate of $1.61725 to (pound)1 that matured at 24 January 2000; and for US$5,000,000 at a forward rate of $1.61715 to (pound)1 which matured at 17 March 2000.

23.      RATES OF EXCHANGE

         The principal rates of exchange used in the preparation of these financial statements were:

                US$1.48 to (pound)1 (1999 US$1.61 to (pound)1)
                Can$2.25 to (pound)1 (1999 Can$2.38 to (pound)1)

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


24.      PENSION SCHEME

         In 2000 and 1999, the Company had no staff of its own. During these years, eligible employees of the Company were members of the United Kingdom pension scheme operated by Sedgwick Group Plc, control of which passed to Marsh & McLennan Companies, Inc. on 3 November 1998. The Sedgwick Group Pension Scheme was a defined benefit scheme and contributions were determined by a qualified actuary based on statistical analysis of all scheme members. The most recent valuation was on 1 January 1998.

         The assets and liabilities of the Sedgwick Group Pension Scheme were merged with the Marsh Mercer Pension Fund on 1st April 2000 and all members of the Sedgwick Group Pension Scheme became members of the Marsh Mercer Pension Fund. Marsh Mercer Pension Fund operates as both a defined benefit scheme and as a defined contribution scheme, the latter being introduced on 1st April 2000 primarily for employees under the age of 30 years. The latest actuarial valuation for the Marsh Mercer Pension Fund was on 31 December 1998.

         Fuller details of the disclosures required under Statement of Standard Accounting Practice 24 can be found in the financial statements of Marsh & McLennan Companies UK Limited.

         Contributions to the Marsh Mercer Pension Fund and the Sedgwick Group Pension Scheme were charged to the profit and loss account so as to spread the cost of pension over the employees' working lives with the Company. The charge in the Company's profit and loss account for the year ended 31 December 2000 was (pound)nil (1999 (pound)nil).

25.      ULTIMATE PARENT COMPANY

         The Company's ultimate parent company and controlling entity was (see note 27) Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A. The largest and smallest group into which the results of River Thames Insurance Company Limited are consolidated are that headed by Marsh & McLennan Companies, Inc. and Rivers Group Limited, respectively. The consolidated accounts of Rivers Group Limited and Marsh & McLennan Companies, Inc. are available to the public and may be obtained from:

                                          and also from:
         The Registrar of Companies       The Company Secretary
         Companies House                  Marsh & McLennan Companies UK Limited
         Crown Way                        No. 1, The Marsh Centre
         Maindy                           London
         Cardiff                          E1 8DX
         CF14 3UZ

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


26.      US ACCOUNTING INFORMATION

RECONCILIATION WITH UNITED STATES ACCOUNTING PRINCIPLES.

The following is a summary of the effects of the differences between US Generally Accepted Accounting Principles ("US GAAP") and UK Generally Accepted Accounting Principles ("UK GAAP") that are significant to River Thames Insurance Company Limited. The principles are set out on page 21. The translation of pounds sterling amounts into US dollars is provided based on the exchange rate at 31 December 2000 of (pound)1 : $1.48.

EFFECT ON NET INCOME OF DIFFERENCES BETWEEN UK GAAP AND US GAAP


                                                               NOTE           2000         2000           1999
                                                                              ----      ----------     ----------
                                                                              $000      (POUND)000     (POUND)000

Net income as reported in accordance with UK GAAP                            2,386         1,612          1,303
Items increasing/(decreasing) net income:
     Run-off provision                                         (a)            (814)         (550)         1,948

     Provision for property and other rationalisation costs    (c)            (740)         (500)            --
     Devaluation of marketable securities                      (d)            (955)         (645)           299
     Translation of foreign currencies                         (e)            (524)         (354)            75
                                                                             ----------------------------------
Net (loss)/ income in accordance with US GAAP                                 (647)         (437)         3,625
                                                                             ==================================

EFFECT ON SHAREHOLDER'S EQUITY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

                                                               NOTE         2000         2000         1999
                                                                            ----      ----------   ----------
                                                                            $000      (POUND)000   (POUND)000
Shareholders' equity as reported in accordance with UK GAAP                75,738       51,174        49,562
     Items increasing/(decreasing) shareholders' equity:
     Run-off provision                                         (a)        (14,211)      (9,602)       (9,052)

     Provision for property and other rationalisation          (c)           (740)        (500)           --
     costs
     Unrealised gain on marketable securities                  (d)            530          358            --
                                                                          -------------------------------------
Shareholders' equity in accordance with US GAAP                            61,317       41,430        40,510
                                                                          =====================================

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


26.      US ACCOUNTING INFORMATION (CONTINUED)


EFFECT ON TOTAL ASSETS OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

                                                                       NOTE         2000           2000           1999
                                                                                    $000        (POUND)000     (POUND)000
         Total assets as reported in accordance with UK GAAP                       476,748        322,127        295,146
         Items increasing total assets:

              Unrealised gain on marketable securities                  (d)            530            358             --

                                                                                ----------------------------------------
         Total assets in accordance with US GAAP                                   477,278        322,485        295,146
                                                                                ========================================

EFFECT ON TOTAL LIABILITIES OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

                                                                        NOTE                2000          2000            1999
                                                                                            $000       (POUND)000      (POUND)000
         Total liabilities as reported in accordance with UK GAAP                          401,010        270,953        245,584
         Items increasing total liabilities:
              Run-off provision                                          (a)                14,211          9,602          9,052

              Provision for property and other rationalisation costs     (c)                   740            500             --

                                                                                        ----------------------------------------
         Total liabilities in accordance with US GAAP                                      415,961        281,055        254,636
                                                                                        ========================================

         COMPREHENSIVE INCOME

         SFAS No. 130. "Reporting Comprehensive Income" requires that all items that are required to be recognised as components of comprehensive income be reported in a separate financial statement. Under US GAAP, the comprehensive income for the year ended 31 December 2000 would be (pound) 920,000 (1999 (pound) 2,270,000). Comprehensive income under US GAAP comprises net income for the financial year and an adjustment to the fair value of marketable securities.

         Under US GAAP the following would be reported

                                                                                2000                2000               1999
                                                                              ----------         ----------         ----------
                                                                                 $000            (POUND)000         (POUND)000
Net (loss) income under US GAAP                                                     (647)              (437)             3,625
Net unrealised holding gains (losses)
     Arising during the period                                                     1,484               1003             (1,280)
Translation of foreign currencies                                                    524                354                (75)
                                                                              ------------------------------------------------
Comprehensive income under US GAAP                                                 1,361                920              2,270
                                                                              ================================================

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)

26.      US ACCOUNTING INFORMATION (CONTINUED)

         SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UK AND THE US The financial statements are prepared in accordance with UK GAAP which differ in certain material respects from the US GAAP. The differences that are material to the Company relate to the following items and the necessary adjustments are shown on pages 19 and 20.

         (a) Run-off provision

         Under UK GAAP, provision for future run-off costs is only made where future run-off costs are expected to exceed expected future investment income. Under US GAAP, full provision must be made for all future run-off costs irrespective of whether future investment income is expected to exceed such costs.

         (b) Income taxes

         Deferred taxation - under the UK GAAP partial provision method, deferred taxation is only provided where timing differences are expected to reverse in the foreseeable future. For US GAAP, deferred income tax assets or liabilities result from temporary differences between the tax and financial statement bases of assets and liabilities at the enacted income tax rates that are expected to be in effect when such differences reverse.

         (c) Provision for property and other rationalisation costs

         Under UK GAAP long-term provisions are discounted to reflect the present value of the liability. Under US GAAP, discounting of long-term provisions is not permitted.

         (d) Investments

         Under UK GAAP, investments in redeemable fixed interest securities are stated at the lower of book cost and market value. Under US GAAP, the company classifies these investments as available-for-sale, which requires the securities to be recorded at their estimated fair values with unrealised holding gains and losses being reported as other comprehensive income.

         (e) Translation of foreign currencies

         Under UK GAAP, assets, liabilities and income and expenditure are translated at the rate ruling at the balance sheet date. For US GAAP, income and expenditure are translated at the average rates of exchange for the years.

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)


26.      US ACCOUNTING INFORMATION (CONTINUED)

         STATEMENTS OF CASH FLOWS

         The Company is not required to prepare a statement of cash flows for the year ended 31 December 2000 under UK GAAP as the Company's results, including cash flow, are consolidated into those of Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A. Marsh & McLennan Companies, Inc. prepares a consolidated cash flow statement and, consequently, the Company is not required to present a cash flow statement.

         Notwithstanding the above, the statements of cash flows prepared under UK GAAP differ in presentational respects from the format required under SFAS No. 95 "Statement of Cash Flows". Under UK GAAP, a reconciliation of profit from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows arising from operating activities.

         Under SFAS No. 95, cash flows from operating activities are based on net profit, including interest and income taxes, and are presented on the face of the statement.

         Cash flow information as presented in accordance with US GAAP:

                                                                                 2000               2000               1999
                                                                                 $000            (POUND)000         (POUND)000
   Cash flows from operating activities:
     Net (loss)/ income                                                             (647)              (437)             3,625
     Adjustments to reconcile net income to net cash provided by operating activities:
        Net loss on sale of investments                                              107                 72                 76

        Translation of foreign currencies                                            524                354                (75)
                                                                              ------------------------------------------------
                                                                                     (16)               (11)             3,626
     Changes in assets and liabilities:
       Accrued interest receivable                                                   (77)               (52)              (469)
       Insurance balances receivable                                              (4,386)            (2,963)             1,648
       Loss and loss adjustment expenses recoverable from                        (37,201)           (25,136)            (1,494)
        reinsurers
       Other debtors                                                                (132)               (89)               884
       Accrued premium income                                                        861                582                991
       Losses and loss adjustment expenses                                        40,983             27,691             (8,862)
       Provision for property and other rationalisation costs                       (197)              (133)              (240)
       Creditors arising out of reinsurance operations                            (2,127)            (1,437)              (296)
       Other creditors                                                               442                298               (215)

                                                                              ------------------------------------------------
Net cash used in operating activities                                             (1,850)            (1,250)            (4,427)
                                                                              ------------------------------------------------

Cash flow from investing activities
       Purchase of investments                                                  (128,736)           (86,984)           (63,554)
       Proceeds on sale of investments                                           130,466             88,153             68,448

                                                                              ------------------------------------------------
Net cash provided by investing activities                                          1,730              1,169              4,894
                                                                              ------------------------------------------------

Net (decrease) increase in cash and cash equivalents                                (120)               (81)               467

Cash and cash equivalents, beginning of year                                       3,083              2,083              1,616

                                                                              ------------------------------------------------
Cash and cash equivalents, end of year                                             2,963              2,002              2,083
                                                                              ================================================

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)

26.      US ACCOUNTING INFORMATION (CONTINUED)

         FAIR VALUE OF FINANCIAL STATEMENTS

         Estimated fair value of financial instruments held by the Company approximates carrying value except for the loan to group undertaking. As the Company does not have financial instruments with third parties with similar qualities with regards to repayment terms and security it is not practicable to determine the estimated fair value of the loan to group undertaking.

         The estimated fair value for investments and deposits (see note 10) is based on quoted market value.

         Fair value of the foreign exchange contracts outstanding at 31 December 2000 and 1999 were as follows:

                                                 CONTRACT          MARKET VALUE        NET UNREALISED
                                                   AMOUNT                               (LOSSES) GAINS
                                               (POUND)000            (POUND)000             (POUND)000
         2000                                          --                    --                     --
         1999                                       5,813                 5,839                     26

         REINSURANCE BALANCES RECEIVABLE

         At 31 December 2000, reinsurance recoverables with a total carrying value of (pound)93,365,000 (1999 (pound)93,277,000) were associated with three single reinsurers, each of whom represented 10% or more of total reinsurance recoverables. In the event that all or any of the reinsuring companies are unable to meet their obligations under existing reinsurance agreements, the Company will be liable for such defaulted amounts.

         INCOME TAX

         The Company's effective tax rate is approximately 30%. At December 31,2000, the Company had tax loss carry-forwards of approximately (pound)19,016,000 (1999 (pound)20,493,000), which do not expire. Under
         US GAAP, a valuation allowance has been provided for the tax benefit of these loss carry-forwards:

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                                      2000               1999
                                                                                                (POUND)000         (POUND)000
         Benefit of loss carry-forward 2000                                                         19,016             20,493
         Unrealised loss                                                                               147                448
         Valuation allowance                                                                       (19,163)           (20,941)
                                                                                                ----------         ----------
                                                                                                        --                 --
                                                                                                ==========         ==========


         RELATED PARTY TRANSACTIONS

         Significant balances related to group companies are as follows:

                                                                                                      2000               1999
                                                                                                (POUND)000         (POUND)000
         For the years ended 31 December
            Paid claims - reinsurers' share                                                          1,100              2,985
         As of 31 December
            Reinsurers' share of technical provisions                                               30,889             24,309
            Loans to group undertakings                                                             15,000             15,000
            Debtors arising out of reinsurance operations                                            4,294              4,078
            Other debtors                                                                              163                164
            Creditors arsing out of reinsurance operations                                            (163)              (165)

         Group undertakings are defined as companies under common control.

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)

26.      US ACCOUNTING INFORMATION (CONTINUED)

         RELATED PARTY TRANSACTIONS (CONTINUED)

         Included in debtors arising out of reinsurance operations (see note 12) are amounts totaling (pounds)337,000 (1999 (pounds)373,000) due by a group undertaking, Overseas Reinsurance Corporation Limited.

         Included in reinsurers' share of claims outstanding for the old non-marine account (see note 14) are amounts totalling
         (pounds)30,889,000 (1999 (pounds)24,309,000), which are recoverable from Overseas Reinsurance Corporation Limited.

         These amounts are recoverable under a reinsurance policy with Overseas Reinsurance Corporation Limited, which provides unlimited coverage for asbestos bodily injury claims net of inuring reinsurance together with bad debt arising from reinsurers of the Company's old non-marine account. This is Overseas Reinsurance Corporation Limited's only material net reinsurance exposure.

         Overseas Reinsurance Corporation Limited is in compliance with regulatory solvency requirements in its country of domicile and is expected to be able to meet its obligations as they fall due from its invested funds together with future investment income. These invested funds may not be sufficient to fully cover current amounts recoverable under the reinsurance policy. Additionally, adverse development of claims ceded to Overseas Reinsurance Corporation Limited could cause Overseas Reinsurance Corporation Limited's shareholders funds to fail to meet regulatory solvency requirements, and as a result subject Overseas Reinsurance Corporation Limited to increased regulatory oversight. Should future events change the Company's expectation that full recovery will be made under the reinsurance policy, a provision against any shortfall would have to be established.

         RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities" (SFAS 133). SFAS 133 is effective at January 1, 2001 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The requirements of SFAS 133 will not have a material impact on the Company's financial position or results of operations.

         In September 2000, the FASB issued Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," (SFAS 140) which supersedes SFAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 140 changes the circumstances under which a collateralised party must recognise certain financial assets in which it has security interest. The requirements of SFAS 140 will not have a material impact on the Company's financial position or results of operations.

         In June 2001, the FASB issued FAS No. 141, "Business Combinations and No. 142, Goodwill and Other Intangible Assets". Under the new rules, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company will apply the new accounting rules beginning January 1, 2002. The requirements of SFAS 141 will not have a material impact on the Company's financial position or results of operations.

River Thames Insurance Company Limited

NOTES TO THE FINANCIAL STATEMENTS
at 31 December 2000 (continued)

26.      US ACCOUNTING INFORMATION

         RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)


         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business". SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The requirements of SFAS 144 will not have a material impact on the Company's financial position or results of operations.

27.      POST-BALANCE SHEET EVENT

         On November 29th, 2001 100% of issued share capital of the Company was purchased by Revir Limited, a company incorporated under the laws of Bermuda. Revir Limited is a wholly owned subsidiary of Castlewood Holdings Limited.

         On the same date, the Company released Sedgwick Group Limited from liability under certain guarantees provided by Sedgwick Group Limited to the Company.

         On November 29th, 2001, Revir Limited contributed $5,000,000 in additional capital to the Company.

         UNAUDITED RESULTS TO 30 NOVEMBER 2001

         The Company's unaudited UK GAAP results for the eleven month period ended 30 November 2001 show a net loss for the period of (pounds)11.3m and shareholders' funds of (pounds)43.4m after taking account of reserve strengthening totalling (pounds)13.5m.

                                                                      APPENDIX D

RIVER THAMES INSURANCE COMPANY
LIMITED

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED
SEPTEMBER 30, 2001

                     RIVER THAMES INSURANCE COMPANY LIMITED
                             PROFIT AND LOSS ACCOUNT
               For the Nine Month Period Ended September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


                                                                                For the Nine
                                                                             Month Period Ended
                                                                                September 30,
                                                                          2001                2000
TECHNICAL ACCOUNT - GENERAL BUSINESS

Gross premiums written                                                  (pound) 466        (pound) 734

Outwards reinsurance premiums                                                  (650)              (368)
                                                                    ---------------       ------------
Net premiums written                                                           (184)               366
Allocated investment return transferred from the
  non-technical account                                                       3,229              5,158

Paid claims   - gross amount                                                (19,545)           (16,440)
              - reinsurers' share                                            14,113             10,007
                                                                    ---------------       ------------
              - net amount including bad debts                               (5,432)            (6,433)

Change in the provision for claims  - gross amount                           (7,573)            28,062
                                    - reinsurers' share                        (324)           (25,356)
                                                                    ---------------       ------------
                                    - net amount                             (7,897)             2,706
                                                                    ---------------       ------------

Claims incurred net of reinsurance                                          (13,329)            (3,727)

Net operating expenses - other                                               (3,558)            (2,164)
                                                                    ---------------       ------------
Balance on the technical account for general business               (pound) (13,842)      (pound) (367)
                                                                    ===============       ============


                  See notes to the interim financial statements

                     RIVER THAMES INSURANCE COMPANY LIMITED
                             PROFIT AND LOSS ACCOUNT
               For the Nine Month Period Ended September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited

                                                                               For the Nine
                                                                            Month Period Ended
                                                                               September 30,
                                                                         2001                 2000
NON-TECHNICAL ACCOUNT

Balance on the general business technical account                  (pound)  (13,842)      (pound) (367)

Investment income                                                             5,211              6,258
                                                                    ---------------       ------------
                                                                             (8,631)             5,891
                                                                    ---------------       ------------
Allocated investment return transferred to the general business
  technical account                                                          (3,229)            (5,158)
                                                                    ---------------       ------------
Retained (loss) profit for the financial period                    (pound)  (11,860)     (pound)   733
                                                                    ===============       ============
STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

Retained (loss) profit in the financial period                     (pound)  (11,860)     (pound)   733
                                                                    ---------------       ------------
Total recognized gains and (losses)                                (pound)  (11,860)     (pound)   733
                                                                    ===============       ============

There are no recognized gains or losses, other than the gain for the financial year shown above.


                  See notes to the interim financial statements

                     RIVER THAMES INSURANCE COMPANY LIMITED
                                  BALANCE SHEET
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


                                                          September 30,
                                                    2001                 2000
ASSETS

INVESTMENTS                                    (pound) 96,165       (pound) 103,733

REINSURERS' SHARE OF TECHNICAL
  PROVISIONS                                          175,655               180,654

DEBTORS
  Loans to group undertakings (Note 2)                     --                15,000
  Arising out of reinsurance operations                19,360                13,350
  Other debtors                                           347                   261
                                              ---------------       ---------------
                                                       19,707                28,611
OTHER ASSETS
  Cash at bank and in hand                             21,501                 6,472

PREPAYMENTS AND ACCRUED INCOME
  Accrued interest                                      2,814                 2,967
  Accrued premium income                                1,001                 1,404
                                              ---------------       ---------------
                                                        3,815                 4,371
                                              ---------------       ---------------
TOTAL ASSETS                                  (pound) 316,843       (pound) 323,841
                                              ===============       ===============


                  See notes to the interim financial statements

                     RIVER THAMES INSURANCE COMPANY LIMITED
                                  BALANCE SHEET
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


                                                                                September 30,
                                                                         2001                  2000
LIABILITIES

CAPITAL AND RESERVES
  Share capital                                                     (pound)  71,500       (pound)  71,500
  Share premium account                                                       3,602                 3,602
  Reserves                                                                  (35,788)              (24,807)
                                                                    ---------------       ---------------
SHAREHOLDERS' FUNDS ATTRIBUTABLE TO EQUITY
  INTERESTS                                                                  39,314                50,295

TECHNICAL PROVISIONS
  Claims outstanding - gross amount (Note 3)                                272,773               268,680

PROVISION FOR OTHER RISKS AND CHARGES
  Provision for property and other rationalisation costs                      1,195                 1,838

CREDITORS
  Arising out of reinsurance operations                                       2,502                 2,501
  Other creditors                                                             1,059                   527
                                                                    ---------------       ---------------
                                                                              3,561                 3,028
                                                                    ---------------       ---------------
TOTAL LIABILITIES                                                   (pound) 316,843       (pound) 323,841
                                                                    ===============       ===============


                  See notes to the interim financial statements

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


1.     PRINCIPAL ACTIVITIES AND ACCOUNTING POLICIES

       Principal activities

       River Thames Insurance Company Limited (the "Company") ceased to write new general insurance business with effect from November 25, 1996 and entered run-off in February 1997.

       Basis of Financial Statements

       These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP") - see
       Note 5. The accompanying financial statements do not represent the UK statutory financial statements of the Company.

       In the opinion of management, these financial statements reflect all the normal recurring adjustments necessary for a fair presentation of the Company's financial position at September 30, 2001 and its profit and loss, shareholders' funds and cash flows for the nine months then ended. These financial statements should be read in conjunction with the Company's 2000 audited financial statements and notes thereto.

       Amounts in the financial statements are stated in pounds sterling ((pound)), the currency of the country in which the Company is incorporated.

       Foreign currency

       Foreign currency assets, liabilities and income and expenditure are translated into sterling at the rates ruling at the balance sheet date. Differences arising from the translation of assets and liabilities are dealt with in the profit and loss account.

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


2.       LOANS TO GROUP UNDERTAKINGS

         The Company provided loans to an affiliated entity, Marsh Treasury Service Limited, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., at a rate of LIBOR plus 25 basis points repayable at one month's written notice.

                                                                             2001                2000

       Balance at September 30                                           (pound)    --       (pound)  15,000
                                                                         =============       ===============


         During the nine month period ended September 30, 2001, the loan to Marsh Treasury Services Limited was reimbursed.

3.       TECHNICAL PROVISIONS

         The gross amount of claims outstanding includes a provision for administrative claims handling costs. Based on revised estimates, the claims handling provision for the period was increased by a further (pound)1,040,000 to (pound)3,499,000 at September 30, 2001 (2000:
         (pound)2,948,000).

4.       SUBSEQUENT EVENT

         On November 29, 2001, Revir Limited ("Revir") acquired 100% of the issued share capital of the Company. On the same date, Revir contributed (pound)3,448,000 in additional capital to the Company. In addition, the terms of this acquisition provided for the release of the Company's previous owners, Sedgwick Group Limited ("Sedgwick"), from liability under certain guarantees provided by Sedgwick to the Company.

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited

5.     US ACCOUNTING INFORMATION

       Reconciliation with US GAAP:

       The following is a summary of the effects of the differences between US GAAP and UK GAAP that are significant to the Company. The principles are set out on pages 9 to 10. The translation of pounds sterling amounts into US dollars is provided for convenience only and is based on the exchange rate at September 30, 2001 of (pound)1:$1.45.


       Effect of differences between UK GAAP and US GAAP on net profit (loss):

                                                                                                       For the Nine
                                                                                                    Month Period Ended
                                                                                                       September 30,
                                                                     Note         2001             2001              2000

        Net profit (loss) as reported in accordance with UK GAAP                $(17,197)    (pound) (11,860)   (pound)   733
        Items increasing (decreasing) net income (loss):
          Run-off provision                                          (a)          (5,636)             (3,887)             828
          Revaluation of marketable securities                       (d)              --                  --             (105)
          Translation of foreign currencies                          (e)              29                  20               --
                                                                                ---------------------------------------------
        Net income (loss) in accordance with US GAAP                            $(22,804)    (pound) (15,727)   (pound) 1,456
                                                                                =============================================


       Effect of difference between UK GAAP and US GAAP on shareholders' funds:

                                                                                               September 30,
                                                                     Note          2001            2001                2000
        Shareholders' funds as reported in accordance with UK                   $  57,004     (pound) 39,314       (pound) 50,295
         GAAP
        Items increasing (decreasing) shareholders' equity:
          Run-off provision                                          (a)          (20,415)           (14,078)              (8,813)
          Provision for property and other rationalisation costs     (c)             (726)              (500)                  --
          Unrealised gain on marketable securities                   (d)            1,080                746                   87
                                                                               --------------------------------------------------
        Shareholders' equity in accordance with US GAAP                         $  36,943     (pound) 25,482       (pound) 41,569
                                                                                =================================================

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited

5.     US ACCOUNTING INFORMATION (CONTINUED)

       Effect of differences between UK GAAP and US GAAP on total assets:

                                                                                                  September 30,
                                                                     Note            2001             2001              2000


        Total assets as reported in accordance with UK GAAP                       $ 459,417      (pound) 316,843   (pound) 323,841
        Items increasing total assets:
          Unrealised gain on marketable securities                   (d)              1,080                  746                87
                                                                                  ------------------------------------------------
        Total assets in accordance with US GAAP                                   $ 460,497      (pound) 317,589   (pound) 323,928
                                                                                  ================================================

       Effect of differences between UK GAAP and US GAAP on total liabilities:

                                                                                              September 30,
                                                                     Note         2001            2001               2000

        Total liabilities as reported in accordance with UK GAAP                $ 402,417     (pound) 277,529     (pound)273,546
          Items increasing total liabilities:
          Run-off provision                                          (a)           20,412              14,078              8,813
          Provision for property and other rationalisation costs     (c)              725                 500                 --
                                                                                ------------------------------------------------
        Total liabilities in accordance with US GAAP                            $ 423,554     (pound) 292,107     (pound)282,359
                                                                                ================================================

       Comprehensive income

       SFAS No. 130, "Reporting Comprehensive Income" requires that all items that are required to be recognised as components of comprehensive income be reported in a separate financial statement. Under US GAAP, the comprehensive income (loss) for the period ended September 30, 2001 would be ((pound)15,342) (2000: (pound)1,931). Comprehensive income under US GAAP comprises net loss for the financial year and an adjustment to the fair value of marketable securities.

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


5.     US ACCOUNTING INFORMATION (CONTINUED)

         Under US GAAP the following comprehensive income (loss) would be reported:

                                                                                             For the Nine
                                                                                          Month Period Ended
                                                                                            September 30,
                                                                           2001                  2001                 2000

         Net income (loss) income under US GAAP                         $  (22,804)        (pound) (15,727)       (pound) 1,456
         Net unrealised holding gains (losses)
           Arising during the period                                           563                     388                  604
           Less: Included in net income                                          4                       3                  (66)
                                                                        ----------         ---------------        -------------
         Comprehensive income (loss) under US GAAP                      $  (22,245)        (pound) (15,342)       (pound) 1,994
                                                                        ==========         ===============        =============


         Summary of differences between accounting principles generally accepted in the UK and the US:

         The financial statements are prepared in accordance with UK GAAP, which differs in certain material respects from US GAAP. The differences that are material to the Company relate to the following items and the necessary adjustments are shown on pages 7, 8 and 9.

         (a) Run-off provision

         Under UK GAAP, provision for future run-off costs is only made where future run-off costs are expected to exceed expected future investment income. Under US GAAP, full provision must be made for all future run-off costs irrespective of whether future investment income is expected to exceed such costs.

         (b) Income taxes

         Deferred taxation - Under the UK GAAP partial provision method, deferred taxation is only provided where timing differences are expected to reverse in the foreseeable future. For US GAAP, under the liability method, deferred taxation is provided for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at enacted rates expected to be in effect when these amounts are realized or settled.

         (c) Provision for property and other rationalisation costs

         Under UK GAAP long-term provisions are discounted to reflect the present value of the liability. Under US GAAP, discounting of long-term provisions is not permitted.

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


5.       US ACCOUNTING INFORMATION (CONTINUED)

         (d) Investments

         Under UK GAAP, investments in redeemable fixed interest securities are stated at the lower of book cost and market value. Under US GAAP, the company classifies these investments as available-for-sale, which requires the securities to be recorded at their estimated fair values with unrealised holding gains and losses being reported as other comprehensive income.

         At 31 December 1999, the fair value of fixed interest securities was lower than book cost and a devaluation adjustment was therefore recorded to reflect the fair value of the securities under UK GAAP. At 30 September 2000 the fair value of these same securities was in excess of book value and a portion of the devaluation adjustment recorded at 31 December 1999 was therefore reversed to income.

         (e) Translation of foreign currencies

         Under UK GAAP, assets, liabilities and income and expenditure are translated at the rate ruling at the balance sheet date. For US GAAP, income and expenditure are translated at the average rates of exchange for the years.

         Statements of cash flows

         Cash flow information as presented in accordance with US GAAP:

                                                                                            For the Nine
                                                                                         Month Period Ended
                                                                                            September 30,
                                                                             2001                2001              2000
         CASH FLOWS FROM OPERATING ACTIVITIES:

         Net income (loss)                                              $  (22,804)        (pound) (15,727)   (pound) 1,456
          Adjustments to reconcile net income to net
           cash provided by operating activities:
              Net (gain) loss on sale of investments                            (4)                     (3)              66
              Amortisation of premium on investments                           732                     505              457
                                                                        ---------------------------------------------------
                                                                        $  (22,076)        (pound) (15,225)   (pound) 1,979
                                                                        ---------------------------------------------------

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


5.       US ACCOUNTING INFORMATION (CONTINUED)

                                                                                             For the Nine
                                                                                           Month Period Ended
                                                                                              September 30,

                                                                              2001                 2001              2000
          Changes in assets and liabilities:
             Accrued interest receivable                                $           231         (pound) 159      (pound) (149)
             Insurance balances receivable                                       (8,339)             (5,751)           (1,928)
             Loss and loss adjustment expenses recoverable from                   6,708               4,626           (25,509)
              reinsurers
             Other debtors                                                         (245)               (169)              (11)
             Accrued premium income                                                 154                 106               404
             Losses and loss adjustment expenses                                 11,316               7,804            21,455
             Provision for property and other rationalisation costs                (151)               (104)              (93)
             Creditors arising out of reinsurance operations                      1,856               1,280              (260)
             Other creditors                                                        521                 359             1,170

                                                                        ---------------     ---------------   ---------------
         NET CASH USED IN OPERATING ACTIVITIES                                  (10,027)             (6,915)           (2,942)
                                                                        ---------------     ---------------   ---------------

         CASH FLOW FROM INVESTING ACTIVITIES:
             Purchase of investments                                            (90,219)            (62,220)          (59,655)
             Proceeds on sale of investments                                    106,571              73,497            67,188
             Reimbursement of Loans to group undertakings                        21,750              15,000                --
                                                                        ---------------     ---------------   ---------------
         NET CASH PROVIDED BY INVESTING ACTIVITIES                               38,102              26,277             7,533
                                                                        ---------------     ---------------   ---------------

         NET INCREASE IN CASH AND CASH EQUIVALENTS                               28,075              19,362             4,590

         CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                           2,903               2,002             2,083
         Effect of exchange rate on cash                                            199                 137              (201)
                                                                        ---------------     ---------------   ---------------
         CASH AND CASH EQUIVALENTS, END OF PERIOD                       $        31,177      (pound) 21,501     (pound) 6,472
                                                                        ===============     ===============   ===============

       Recently issued accounting standards

       In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 became effective in the first quarter of 2001 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair

                     RIVER THAMES INSURANCE COMPANY LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


5.       US ACCOUNTING INFORMATION (CONTINUED)

         value. The adoption of SFAS 133 did not have a material impact on the Company's financial position or results of operations.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 141 entitled "Business Combinations" and SFAS No.142 entitled "Goodwill and Other Intangible Assets". The Company will adopt both SFAS 141 and 142 on January 1, 2002.

         SFAS 141 states that companies can no longer use the pooling-of-interest method for accounting for business combinations. The purchase method is the required method to account for business combinations.

         SFAS 142 states, among other things, that goodwill should no longer be amortized. Rather, goodwill will be tested annually for impairment at the reporting unit level. For the purpose of testing goodwill for impairment, acquired assets and assumed liabilities shall be assigned to a reporting unit as of the acquisition date if the asset will be employed in or the liability relates to the operations of a reporting unit and the asset or liability will be considered in determining the fair value of the reporting unit. The excess goodwill over the fair value of these assets are to be written off.

                                                                      APPENDIX E
                                           COMPANY REGISTRATION NUMBER: EC 00531










                    OVERSEAS REINSURANCE CORPORATION LIMITED
                            (Incorporated in Bermuda)

                           ANNUAL FINANCIAL STATEMENTS

                                31 December 2000

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Overseas Reinsurance Corporation Limited

We have audited the accompanying balance sheets of Overseas Reinsurance Corporation Limited as of December 31, 2000 and 1999 and the related profit and loss accounts and statements of total recognised gains and losses for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overseas Reinsurance Corporation Limited at December 31, 2000 and 1999, and the results of its operations for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United Kingdom which differ from those generally accepted in the United States (see Note 14 of Notes to the Financial Statements).

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 15, the Company reinsured certain insurance risks that included asbestos exposures whose development has exhibited significant variability. Further adverse development of the Company's claims outstanding could cause the Company's shareholders funds to fail to meet minimum regulatory requirements, and as a result, subject the Company to increased regulatory oversight. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Ernst & Young LLP
London, England

May 30, 2001, except for
Note 15-Subsequent Events,
as to which the date is
February 8, 2002

                    OVERSEAS REINSURANCE CORPORATION LIMITED

         Profit and Loss Account - Technical Account - General Business
                       for the Year Ended 31 December 2000


                                                             Notes          2000             1999
                                                                             US$              US$
EARNED PREMIUMS, NET OF REINSURANCE
Change in unearned premium reserve                                             -           41,750

                                                                       ---------        ---------


Gross and net premiums earned                                                  -           41,750
                                                                       ---------        ---------


Claims paid                                                           (1,627,389)      (4,805,719)
Change in the net provision for claims                      2 & 10    (4,205,000)          54,763
                                                                       ---------        ---------

Gross and net claims incurred                                  2      (5,832,389)      (4,750,956)
                                                                       ---------        ---------


Balance on the technical account for general business                 (5,832,389)      (4,709,206)
                                                                       ---------        ---------



                 Profit and Loss Account - Non-Technical Account
                       for the Year Ended 31 December 2000

                                                             Notes          2000             1998
                                                                             US$              US$

Balance on the technical account for general business                 (5,832,389)      (4,709,206)
Investment income and exchange gains/losses                    3       1,529,014        1,380,567
Administration expenses                                        4        (122,789)        (106,164)
                                                                       ---------        ---------

LOSS ON ORDINARY ACTIVITIES BEFORE TAX                                (4,426,164)      (3,434,803)
Tax on loss on ordinary activities                             6               -        1,039,949
                                                                       ---------        ---------

LOSS FOR THE FINANCIAL YEAR                                    9      (4,426,164)      (2,394,854)
                                                                       ---------        ---------

There are no recognised gains and losses, other than the loss for the financial year shown above.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                                  Balance Sheet
                             as at 31 December 2000

                                                             Notes          2000             1999
                                                                             US$              US$
ASSETS
  Reinsurance balances receivable                                     13,320,000                -
  Amount due from other group undertakings                            21,000,000       19,000,000
  Called up share capital not paid                             8       5,750,000        2,500,000
  Other debtors                                                7          10,661        1,053,080
                                                                     -----------      -----------

                                                                      40,080,661       22,553,080
Cash at bank and in hand                                               3,987,148        2,843,867
                                                                     -----------      -----------

  TOTAL ASSETS                                                        44,067,809       25,396,947
                                                                     -----------      -----------

LIABILITIES

CAPITAL AND RESERVES
  Called up share capital                                      8      31,285,229       25,535,229
  Share premium                                                        4,779,166        4,779,166
  Profit and loss account                                      9     (31,890,566)     (27,464,402)
                                                                     -----------      -----------

SHAREHOLDER'S FUNDS - EQUITY INTERESTS                        12       3,710,600        2,386,764
                    - NON-EQUITY INTERESTS                    12         463,229          463,229
                                                                     -----------      -----------

Total shareholders funds                                               4,173,829        2,849,993

TECHNICAL PROVISIONS
  Claims outstanding                                        2 & 10    25,997,000       21,792,000
                                                                     -----------      -----------

                                                                      25,997,000       21,792,000
CREDITORS
  Creditors arising out of reinsurance operations             11      13,320,000          103,374
  Amounts due to another group company                                   500,000          600,000
                                                                     -----------      -----------

                                                                      13,820,000          703,374
ACCRUALS AND DEFERRED INCOME                                              76,980           51,580
                                                                     -----------      -----------

TOTAL LIABILITIES                                                     44,067,809       25,396,947
                                                                     -----------      -----------

The financial statements on pages 3 to 17 were approved by the Board on February 6, 2002 and were signed on its behalf by:

A C Kimberley                                                  P J O'Shea
Director                                                       Director

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to Financial Statements
                       for the Year Ended 31 December 2000


PRINCIPAL ACTIVITIES AND ACCOUNTING POLICIES

PRINCIPAL ACTIVITY

The business of the company is to write reinsurance policies.

BASIS OF PREPARATION

These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP") - see Note 14.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


In addition the Company has adopted all material recommendations of the Statement of Recommended Practice on Accounting for Insurance Business issued by the Association of British Insurers (the "ABI SORP").

All business is classified as discontinued as defined by Financial Reporting Standard 3.
These financial statements have been prepared using the historical cost convention and in compliance with the provisions of Section 255 and Schedule 9A to the Companies Act 1985. The financial statements comply with the applicable accounting standards.

The Company was (see note 15) a 100% indirectly owned subsidiary of Marsh & McLennan Companies, Inc., its ultimate parent undertaking. The Company's results are consolidated into Marsh & McLennan Companies UK Limited, which Company is registered in England and Wales and prepares consolidated financial statements which include a consolidated cash flow statement. Consequently, the Company is not required to present a cash flow statement.

The Company has taken advantage of the exemption paragraph 3(c) of FRS8 from disclosing transactions with related parties that are part of Marsh & McLennan Companies, Inc. No other material related party transactions were entered into. Additional disclosure as required under US GAAP is disclosed in note 14.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to Financial Statements
                 for the Year Ended 31 December 2000 (Continued)

1.       PRINCIPAL ACTIVITIES AND ACCOUNTING POLICIES (CONTINUED)

         SIGNIFICANT ACCOUNTING POLICIES

         A summary of significant accounting policies, which have been applied consistently, is set out below.

         Premiums and acquisition costs

         Premiums and acquisition costs are accounted for pro-rata over the period of risk coverage. Unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of policies in force.

         Claims outstanding

         Provision is made on the basis of available information on losses and loss expenses reported by our ceding company, River Thames Insurance Company Limited, an affiliate, together with an estimate for losses incurred but not reported determined by management and based on information currently available and supplied by the ceding companies and/or intermediaries and on actuarial studies. These estimates are necessarily subject to the impact of future changes in such factors as claims severity and frequency, but, in spite of this inherent variability, management believes that the provision is adequate and reasonable. Estimates are continually reviewed and adjustments are reflected in current operations. The gross provision, as determined above, is discounted over the expected period during which payment will be made, at a discount rate determined having regard to the rate of return earned by the company on its investments.

         Gains or losses arising on the commutation of liabilities under insurance contracts are included on the profit and loss technical underwriting account under changes in the net provision for claims.

         Foreign currency translation

         The Company records transactions in foreign currencies at the rate of exchange at the date of the transaction .

         Investment income

         Income from investments is included in the non-technical account on an accruals basis.


2.       MOVEMENT IN CLAIMS PROVISIONS

                                                                            2000             1999
                                                                             US$              US$

         Net loss provision brought forward as at 1 January           21,792,000       21,846,763
         Profit and loss movements during the year                     5,832,389        4,750,956
         Net payments                                                 (1,627,389)      (4,805,719)
                                                                     -----------      -----------

         NET LOSS PROVISION CARRIED FORWARD IN RESPECT OF CLAIMS      25,997,000       21,792,000
                                                                     -----------      -----------

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to Financial Statements
                 for the Year Ended 31 December 2000 (Continued)

3.       INVESTMENT INCOME AND EXCHANGE LOSSES

                                                 2000            1999
                                                  US$             US$

         Interest on cash and deposits      1,533,198       1,382,159
         Exchange losses                       (4,184)         (1,592)
                                           ----------      ----------

         Total investment return            1,529,014       1,380,567
                                           ----------      ----------

         Of the investment return above, US$ 1,378,722 is attributable to the unwinding of the claims reserves discount (1999, US$1,307,258).

4.         ADMINISTRATION EXPENSES

                                              2000        1999
                                               US$         US$

         Audit fee                          24,753      31,196
         Professional fees                  88,336      48,786
         Licence fee                         8,900       8,900
         Insurance fee                         800         800
         Other costs                            --      16,482
                                           -------     -------

         TOTAL ADMINISTRATION EXPENSES     122,789     106,164
                                           -------     -------

         During the year there were no staff employed and no staff costs (1999 US$nil).

5.       DIRECTORS' REMUNERATION

         The directors are not remunerated for their services by the Company.

6.       TAXATION ON LOSS ON ORDINARY ACTIVITIES AND ON RECOGNISED GAINS AND
         LOSSES

                                                                2000          1999
                                                                 US$           US$

         TAX ON LOSS ON ORDINARY ACTIVITIES:

         Amount receivable in respect of group relief             --     1,039,949
                                                          ----------     ---------

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)


7.       OTHER DEBTORS

                                                                                    2000           1999
                                                                                     US$            US$

         Accrued interest                                                          1,316          6,000
         Other prepayments and accrued income                                      9,345          8,900
         Amounts recoverable from other group undertakings
         in respect of taxation                                                       --      1,038,180
                                                                              ----------     ----------

                                                                                  10,661      1,053,080
                                                                              ----------     ----------

8.       CALLED UP SHARE CAPITAL                                                    2000           1999

         Authorised:

         Common shares of par value US$1.00 each                              96,700,000     96,700,000

         5% non-cumulative, non-voting redeemable
         preference shares of par value US$1.00                                2,850,000      2,850,000

         5% non-cumulative, non-voting non-redeemable
         preference shares of par value US$1.00                                  450,000        450,000



                                                                                    2000           1999
                                                                                     US$            US$

         Allotted, called up and fully paid:

         30,822,000 (1999 25,072,000) common shares                           30,822,000     25,072,000
         355,229 (1999 355,229) 5% redeemable preference shares                  355,229        355,229

          108,000 (1999 108,000 5% non-redeemable preference shares              108,000        108,000
                                                                              ----------     ----------

                                                                              31,285,229     25,535,229
                                                                              ----------     ----------

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to Financial Statements
                 for the Year Ended 31 December 2000 (continued)


8.       CALLED UP SHARE CAPITAL (CONTINUED)

         The preference shares are entitled to non-cumulative dividends at the rate of 5% per annum. On a return of capital on a winding up, the holders shall be entitled in full to the amount paid up on their respective shares together with the amount of all dividends declared thereon and unpaid, and thereafter to participate share for share with holders of common shares in any surplus remaining. Holders of these shares are not entitled to vote at meetings, unless the meeting is called for the purpose of affecting the rights attaching to shares. The Company may at any time repurchase the redeemable preference shares at par.

         On 30 December 1998, 1,000,000 additional common shares were allotted to Aldgate US Investments for a consideration of US$5,040,000. This consideration was paid in January 1999.

         On 13 December 1999 the par value of all classes of shares was changed from US$2.40 to US$1.00.

         On 21 December 1999, ownership of all shares held by Aldgate US Investments was transferred to Sedgwick Group Limited (formerly known as Sedgwick Group plc).

         On 30 December 1999, the authorised share capital of the company was increased from US$24,000,000 to US$100,000,000 by the creation of an additional 76,000,000 shares of US$1.00 each ranking pari passu with the existing shares of the Company.

         On 31 December 1999, 2,500,000 additional common shares were allotted to Sedgwick Group Limited (formerly known as Sedgwick Group plc) for a consideration of US$2,500,000. This consideration was paid in January 2000.

         On 31 December 2000, 5,750,000 additional common shares were allotted to Sedgwick Group Limited for a consideration of US$5,750,000. This consideration was paid in April 2001.


9.       PROFIT AND LOSS ACCOUNT

                                      2000             1999
                                       US$              US$

         At 1 January          (27,464,402)     (25,069,548)

         Loss for the year      (4,426,164)      (2,394,854)
                               -----------      -----------

         AT 31 DECEMBER        (31,890,566)     (27,464,402)
                               -----------      -----------

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to Financial Statements
                 for the Year Ended 31 December 2000 (continued)


10.      DISCOUNTED OUTSTANDING CLAIMS PROVISIONS

         Included within outstanding claims provisions at the year end are claims in respect of third party liability business which have been discounted using actuarial methods. The effect of discounting the provisions is:

                                                 2000             1999
                                                  US$              US$

         Provision before discounting      45,716,000       39,137,000
         Discount                         (19,719,000)     (17,345,000)
                                          -----------      -----------

         Discounted provisions             25,997,000       21,792,000
                                          -----------      -----------

         A rate of 6.0 per cent has been used to calculate the net present value of the outstanding claims provisions. This rate corresponds to the expected investment return on the investments held to cover the provisions in respect of this business as assessed from prior performance on such investments. For asbestos bodily injury claims, the class of loss in respect of which the largest part of the provision has been made, it is estimated that 80% of the liability will be paid within 20 years.

         The claims provision before discounting includes US$30,907,000 in respect of asbestos bodily injury claims. The level of the provision has been set on the basis of the information which is currently available, including potential outstanding loss advices, experience of development of similar claims and case law. Nevertheless it is recognised that these claims are not expected to be settled for many years and there is considerable uncertainty as to the amounts at which they will be settled.

         The uncertainties relating to asbestos claims on insurance policies written many years ago are exacerbated by inconsistent court decisions and judicial and legislative interpretations of coverage that in some cases have tended to erode the clear and express intent of such policies and in others have expanded theories of liability. The industry as a whole is engaged in extensive litigation over these coverage and liability issues and is thus confronted with a continuing uncertainty in its effort to quantify these exposures.

         Asbestos remains the most significant and difficult mass tort for the insurance industry in terms of claims volume and dollar exposure. Based on published projections, it is expected that the company will continue receiving asbestos claims at the current rate for at least the next several years.

         Significant uncertainty remains as to the ultimate liability of the company related to asbestos related claims due to such factors as the long latency period between asbestos exposure and disease manifestation and the resulting potential for involvement of multiple policy periods for individual claims as well as the increase in the volume of claims by plaintiffs claiming exposure but with no symptoms of asbestos related disease.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)

10.      DISCOUNTED OUTSTANDING CLAIMS PROVISIONS (CONTINUED)

         Reserves for asbestos claims cannot be estimated with traditional loss reserving techniques that rely on historical accident year loss development factors. Case reserves and expenses reserves for costs of related litigation have been established where sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, incurred but not reported reserves have been established to cover additional exposures on both known and unasserted claims.

         The reserves carried for asbestos and environmental claims at 31 December 2000 is management's best estimate of ultimate loss and loss adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Because of future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding the reserve by an amount that would be material to the Company's results and shareholders' funds in a future period.



11.      CREDITORS ARISING OUT OF REINSURANCE OPERATIONS

                                                 2000         1999
                                                  US$          US$

         Reinsurance balances payable      13,320,000           --
         Other creditors                           --      103,374
                                           ----------      -------

                                           13,320,000      103,374
                                           ----------      -------


12.      RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                 2000            2000          1999            1999
                                                  US$             US$           US$             US$
                                               Equity      Non-Equity        Equity      Non-Equity

         Opening shareholders' funds          2,386,764       463,229       2,281,618       463,229
         Loss for the financial year         (4,426,164)           --      (2,394,854)           --
         Net additions to shareholders'
            funds (Note 8)                    5,750,000            --       2,500,000            --
                                             ----------       -------      ----------       -------

         Closing shareholders' funds          3,710,600       463,229       2,386,764       463,229
                                             ----------       -------      ----------       -------


         During the year, 5,750,000 common shares, par value US$1.00 each, were allotted and issued at a subscription price of US$1.00 each, realising share capital of US$5,750,000. In 1999, 2,500,000 common shares, par value US$1.00 each, were allotted and issued at a subscription price of US$1.00 each, realising share capital of US$2,500,000.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)

13.      ULTIMATE PARENT COMPANY

         The Company's ultimate parent company and controlling entity was (see note 15) Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A. The largest group in which the results of Overseas Reinsurance Corporation Limited are consolidated is that headed by Marsh & McLennan Companies, Inc. The smallest group in which they are consolidated is that headed by Marsh & McLennan Companies UK Limited, registered in England and Wales. The consolidated accounts of Marsh & McLennan Companies UK Limited and of Marsh & McLennan Companies, Inc. are available to the public and may be obtained from:

         ---------------------------       -------------------------------------
                                           and also from:

          The Registrar of Companies       The Company Secretary
          Companies House                  Marsh & McLennan Companies UK Limited
          Crown Way                        No.1, The Marsh Centre
          Maindy                           London
          Cardiff                          E1  8DX
          CF14  3UZ

         ---------------------------       -------------------------------------


14.      US ACCOUNTING INFORMATION

         RECONCILIATION WITH UNITED STATES ACCOUNTING PRINCIPLES.

         The following is a summary of the effects of the differences between US Generally Accepted Accounting Principles ("US GAAP") and UK Generally Accepted Accounting Principles ("UK GAAP") that are significant to the Company. The principles are set out on page 13.

         Effect on net loss of differences between UK GAAP and US GAAP

                                                                       NOTE         2000            1999
                                                                                    ----            ----
                                                                                    $000            $000

         Net loss as reported in accordance with UK GAAP                           (4,426)         (2,395)
         Items increasing/(decreasing) net income:
           Discount of technical provisions                            (a)         (2,374)            837

                                                                                   ------          ------
         Net loss in accordance with US GAAP                                       (6,800)         (1,558)
                                                                                   ======          ======

         Effect on Shareholders' equity of differences between UK GAAP and US
         GAAP

                                                                       NOTE         2000            1999
                                                                                    $000            $000


         Shareholders' equity as reported in accordance with UK GAAP                 4,174          2,850
           Items increasing/(decreasing) shareholders' equity:
           Discount of technical provisions                            (a)         (19,719)       (17,345)

                                                                                   -------        -------
         Shareholders' deficit in accordance with US GAAP                          (15,545)       (14,495)
                                                                                   =======        =======

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)



14.      US ACCOUNTING INFORMATION (CONTINUED)



         Effect on total liabilities of differences between UK GAAP and US GAAP

                                                                        NOTE       2000         1999
                                                                                   $000         $000


         Total liabilities as reported in accordance with UK GAAP                  39,894      22,547
         Items increasing total liabilities:
           Discount of technical provisions                               (a)      19,719      17,345

                                                                                   ------      ------
         Total liabilities in accordance with US GAAP                              59,613      39,892
                                                                                   ======      ======

         COMPREHENSIVE INCOME

         SFAS No. 130. "Reporting Comprehensive Income" requires that all items that are required to be recognised as components of comprehensive income be reported in a separate financial statement. There are no material differences between net loss in accordance with US GAAP as presented above and comprehensive loss.


         SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UK AND THE US The financial statements are prepared in accordance with UK GAAP which differ in certain material respects from the US GAAP. The differences that are material to the Company relate to the following items and the necessary adjustments are shown on pages 12 and 13.

         (a) Discount of technical provisions

         Under UK GAAP it is permitted to discount the outstanding claims provisions for time value of money. Under US GAAP, discounting of outstanding claims provisions is not permitted.


         STATEMENTS OF CASH FLOWS

         The Company is not required to prepare a statement of cash flows for the year ended 31 December 2000 under UK GAAP as the Company's results, including cash flow, are consolidated into those of Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A. Marsh & McLennan Companies, Inc. prepares a consolidated cash flow statement and, consequently, the Company is not required to present a cash flow statement.

         Notwithstanding the above, the statements of cash flows prepared under UK GAAP differ in presentational respects from the format required under SFAS No. 95 "Statement of Cash Flows". Under UK GAAP, a reconciliation of profit from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows arising from operating activities.

         Under SFAS No. 95, cash flows from operating activities are based on net profit, including interest and income taxes, and are presented on the face of the statement.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)


14.      US ACCOUNTING INFORMATION (CONTINUED)

         STATEMENTS OF CASH FLOWS (CONTINUED)

         Cash flow information as presented in accordance with US GAAP:

                                                                         2000            1999
                                                                     $    000         $   000
          Cash flows from operating activities:
            Net loss                                                   (6,800)         (1,558)
            Changes in assets and liabilities:
              Reinsurance balances receivable                         (13,320)            182
              Other debtors                                             1,042             760
              Provision for unearned premiums                              --             (42)
              Claims outstanding                                        6,579            (891)
              Creditors arising out of reinsurance operations          13,217             (71)
              Amounts due to a group company                             (100)            257
              Accruals and deferred income                                 25              19
                                                                     --------         -------
         Net cash provided by (used in) operating activities              643          (1,344)
                                                                     --------         -------

         Cash flow from investing activities
              Amounts due from other  group undertakings               (2,000)         (3,100)
                                                                     --------         -------
         Net cash used by investing activities                         (2,000)         (3,100)
                                                                     --------         -------

         Cash flow from financing activities
              Proceeds from issue of share capital                      2,500           5,040
                                                                     --------         -------
         Net cash provided by financing activities                      2,500           5,040
                                                                     --------         -------

         Net increase in cash and cash equivalents                      1,143             596
                                                                     --------         -------
         Cash and cash equivalents, beginning of year                   2,844           2,248
                                                                     --------         -------

         Cash and cash equivalents, end of year                         3,987           2,844
                                                                     ========         =======


         FAIR VALUE OF FINANCIAL STATEMENTS

         Estimated fair value of financial instruments held by the Company approximates carrying value except for the amount due from other group undertakings. As the Company does not have financial instruments with third parties with similar qualities with regards to repayment terms and security it is not practicable to determine the estimated fair value of the loan to group undertaking.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)

14.      US ACCOUNTING INFORMATION (CONTINUED)


         REINSURANCE BALANCES RECEIVABLE

         At 31 December 2000, reinsurance recoverables with a carrying value of $13,320,000 (1999 $nil) were associated with a single reinsurer. In the event that all or any of the reinsuring companies are unable to meet their obligations under existing reinsurance agreements, the Company will be liable for such defaulted amounts.


         RELATED PARTY TRANSACTIONS

         Significant balances related to group companies, not are as follows:

                                                                           2000           1999
                                                                        $   000        $   000
         For the years ended 31 December
            Paid claims                                                   1,627          4,806
            Investment income on amount due to group undertaking          1,379          1,307
         As of 31 December
            Claims outstanding                                           25,997         21,792
            Creditor arising out of reinsurance operations               13,320             --

         Group undertakings as used in the financial statements refer to companies under common control.

         AMOUNT DUE FROM OTHER GROUP UNDERTAKING

         The Company has a promissory note with Marsh Treasury Services Limited, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The note bears interest at 6.5% and is repayable on demand but no later than 31 December 2002.

         TAXATION

         Under current Bermuda law, the Company is not required to pay taxes in Bermuda on either income or capital gains. The Company has received an undertaking from the Bermuda government that, in the event of income or capital gains taxes being imposed, the Company will be exempted from such taxes until the year 2016.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                          Notes to financial statements
                 for the year ended 31 December 2000 (continued)


14.      US ACCOUNTING INFORMATION (CONTINUED)


         RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities" (SFAS 133). SFAS 133 is effective at January 1, 2001 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The requirements of SFAS 133 will not have a material impact on the Company's financial position or results of operations.

         In September 2000, the FASB issued Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," (SFAS 140) which supersedes SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 140 changes the circumstances under which a collateralised party must recognise certain financial assets in which it has security interest. The requirements of SFAS 140 will not have a material impact on the Company's financial position or results of operations.

         In June 2001, the FASB issued FAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". Under the new rules, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company will apply the new accounting rules beginning January 1, 2002. The requirements of SFAS 141 will not have a material impact on the Company's financial position or results of operations.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business". SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The requirements of SFAS 144 will not have a material impact on the Company's financial position or results of operations.


15.      SUBSEQUENT EVENTS

         On November 29, 2001, Revir Limited, a wholly owned subsidiary of Castlewood Holdings Limited, acquired 100% of the issued share capital of the Company.

         On November 29, 2001 Revir Limited and Sedgwick Group Limited contributed $2,000,000 and $12,000,000 respectively to the capital and surplus of the Company.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                         Notes to financial statements
                for the year ended 31 December 2000 (continued)

15.      SUBSEQUENT EVENTS (CONTINUED)

         UNAUDITED RESULTS TO 30 NOVEMBER 2001

         The Company's UK GAAP basis unaudited results for the eleven month period ended 30 November 2001 show a net loss for the period of $7.4m and shareholders' funds of $10.7m after taking account of reserve strengthening totalling $8.6m.

         The Company is in compliance with regulatory solvency requirements in Bermuda and is expected to be able to meet its obligations as they fall due from its invested funds together with future investment income. To the extent that these invested funds are not sufficient to fully cover the Company's obligations currently falling due, the Company may require additional capital.

         ABILITY TO CONTINUE AS A GOING CONCERN

         The accompanying financial statements have been prepared on a "going concern" basis, which contemplates, among other things, the realisation of assets and the payment of liabilities and commitments in the normal course of business.

         The Company reinsured certain insurance risks that included asbestos exposures whose development has exhibited significant variability (see note 10). At December 31, 2000, the Company has shareholders funds of $4,174,000. Under Bermuda insurance regulations, the Company is required to maintain minimum shareholders funds of $2,599,700. Further adverse development of the Company's claims outstanding could cause the Company's shareholders funds to fail to meet minimum requirements, and as a result, subject the Company to increased regulatory oversight and would raise substantial doubt about the Company's ability to continue as a going concern. Management intends to closely monitor estimates for claims outstanding and the impact on shareholders funds.

                                                                      APPENDIX F







OVERSEAS REINSURANCE CORPORATION
LIMITED

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED
SEPTEMBER 30, 2001

                    OVERSEAS REINSURANCE CORPORATION LIMITED
         PROFIT AND LOSS ACCOUNT - TECHNICAL ACCOUNT - GENERAL BUSINESS
               For the Nine Month Period Ended September 30, 2001
                           (expressed in U.S. dollars)
                                    Unaudited

                                                                      For the Nine
                                                                    Month Period Ended
                                                                        September 30,
                                                                   2001                2000

Claims (recovered) paid                                        $  (700,000)          $ 200,000
Change in the net provision for claims                          (7,908,358)           (200,000)
                                                               -----------           ---------

Gross and net claims incurred                                   (8,608,358)                 --
                                                               -----------           ---------

Balance on the technical account for general business          $(8,608,358)          $      --
                                                               ===========           =========




                PROFIT AND LOSS ACCOUNT - NON -TECHNICAL ACCOUNT
               For the Nine Month Period Ended September 30, 2001
                           (expressed in U.S. dollars)

                                                                         For the Nine
                                                                      Month Period Ended
                                                                         September 30,
                                                                   2001                  2000

Balance on the technical account for general business          $(8,608,358)          $        --
Investment income and exchange gains                             1,231,251             1,150,670
Administration expenses                                            (50,774)              (56,998)
                                                               -----------           -----------

(Loss) profit on ordinary activities before tax                 (7,427,881)            1,093,672
                                                               -----------           -----------

(Loss) profit for the financial period                         $(7,427,881)          $ 1,093,672
                                                               ===========           ===========



                    See notes to interim financial statements

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                                  BALANCE SHEET
                               September 30, 2001
                           (expressed in U.S. dollars)
                                    Unaudited

                                                                        September 30,
                                                                 2001                   2000

ASSETS
  Reinsurance balances receivable                            $ 13,159,886           $ 13,140,000
  Amount due from other group undertakings (Note 2)                    --             22,029,889
  Other debtors                                                    24,111              1,043,977
                                                             ------------           ------------

                                                               13,183,997             36,213,866
  Cash at bank and in hand                                     31,554,579              1,841,772
                                                             ------------           ------------

Total assets                                                 $ 44,738,576           $ 38,055,638
                                                             ============           ============

LIABILITIES
Capital and reserves
  Called up share capital                                    $ 31,285,229           $ 31,285,229
  Share premium                                                 4,779,166              4,779,166
  Profit and loss account                                     (39,318,447)           (32,120,728)
                                                             ------------           ------------

Shareholders' funds
  Equity interest                                              (3,717,281)             3,480,438
  Non-equity interest                                             463,229                463,229
                                                             ------------           ------------

Total shareholders' funds                                      (3,254,052)             3,943,667
                                                             ------------           ------------

Technical provisions
  Claims outstanding                                           33,605,587             20,538,819
                                                             ------------           ------------

Creditors
  Creditors arising out of reinsurance operations              13,157,895             13,140,000
  Amounts due to another group company                          1,200,000                400,000
                                                             ------------           ------------

                                                               14,357,895             13,400,000

Accruals and deferred income                                       29,146                 33,152
                                                             ------------           ------------

Total liabilities                                            $ 44,738,576           $ 38,055,638
                                                             ============           ============


                    See notes to interim financial statements

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                           (expressed in U.S. dollars)
                                    Unaudited


1.     PRINCIPAL ACTIVITIES AND ACCOUNTING POLICIES

       Principal activities

       The business of Overseas Reinsurance Corporation Limited (the "Company") is to write reinsurance policies. There has been no change in the Company's activities during the period and none is expected in the future.

       The Company is incorporated in Bermuda.

       Basis of preparation

       These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP") - see
       Note 4. These financial statements do not represent the UK statutory financial statements of the Company.

       In the opinion of management, these financial statements reflect all the normal recurring adjustments necessary for a fair presentation of the Company's financial position at September 30, 2001 and its profit and loss, shareholders' funds and cash flows for the nine months then ended. These financial statements should be read in conjunction with the Company's 2000 audited financial statements and notes thereto.

2.     AMOUNT DUE FROM OTHER GROUP UNDERTAKINGS

       During the nine month period ended September 30, 2001, the Company received reimbursement for the promissory note issued to an affiliated entity, Marsh Treasury Services Limited, a wholly owned subsidiary of Marsh & McLennan Companies, Inc.

3.     SUBSEQUENT EVENTS

       On November 29, 2001, Revir Limited ("Revir") acquired 100% of the issued share capital of the Company.

       On November 29, 2001 Revir and the Company's previous owner, Sedgwick Group Limited, contributed $2,000,000 and $12,000,000, respectively, to the capital and surplus of the Company in conjunction with the foregoing acquisition.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                           (expressed in U.S. dollars)
                                    Unaudited


4.      US ACCOUNTING INFORMATION

        Reconciliation with US GAAP:

        The following is a summary of the effects of the differences between US GAAP and UK GAAP that are significant to the Company. The principles are set out on pages 5.


        Effect of differences between UK GAAP and US GAAP on net profit (loss):

                                                                                               For the Nine
                                                                                            Month Period Ended
                                                                                                September 30,
                                                                          Note                2001          2000
                                                                                              $000          $000

        Net profit (loss) as reported in accordance with UK GAAP                           $ (7,428)       $1,094
        Items decreasing net income (loss):
              Discount  of technical provisions                            (a)              (10,444)           --

                                                                                           --------        ------
        Net income (loss) in accordance with US GAAP                                       $(17,872)       $1,094
                                                                                           ========        ======

       Effect of differences between UK GAAP and US GAAP on shareholders' funds:

                                                                                                 September 30,
                                                                           Note               2001          2000
                                                                                              $000          $000


       Shareholders' funds as reported in accordance                                      $ (3,254)     $  3,944
         with UK GAAP
       Items decreasing shareholders' equity:
              Discount of technical provisions                             (a)             (30,107)      (17,345)

                                                                                          --------      --------
       Shareholders' deficit in accordance with US GAAP                                   $(33,361)     $(13,401)
                                                                                          ========      ========

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                       NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                          (expressed in U.S. dollars)
                                   Unaudited


4.       US ACCOUNTING INFORMATION (CONTINUED)



         Effect of differences between UK GAAP and US GAAP on total liabilities:

                                                                                        September 30,

                                                                         Note         2001         2000
                                                                                      $000         $000


        Total liabilities as reported in accordance                                  $47,992      $21,435
        with UK GAAP
        Items increasing total liabilities:
              Discount of technical provisions                            (a)         30,107       17,345

                                                                                     -------      -------
        Total liabilities in accordance with US GAAP                                 $78,099      $38,780
                                                                                     =======      =======


         Comprehensive income

         SFAS No. 130, "Reporting Comprehensive Income" requires that all items that are required to be recognised as components of comprehensive income be reported in a separate financial statement. There are no material differences between net profit (loss) in accordance with US GAAP as presented above and comprehensive income (loss).


         Summary of differences between accounting principles generally accepted in the UK and the US:

         The financial statements are prepared in accordance with UK GAAP which differ in certain material respects from the US GAAP. The differences that are material to the Company relate to the following items and the necessary adjustments are shown on pages 4 and 5.


         (a) Discount of technical provisions

         Under UK GAAP it is permitted to discount the outstanding claims provisions for time value of money. Under US GAAP, discounting of outstanding claims provisions is not permitted.

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                           (expressed in U.S. dollars)
                                    Unaudited


4.       US ACCOUNTING INFORMATION (CONTINUED)

         Statements of cash flows

         Cash flow information as presented in accordance with US GAAP:

                                                                               For the Nine
                                                                           Month Period Ended
                                                                              September 30,
                                                                           2001              2000
                                                                       $    000           $   000
         CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income (loss)                                             $(17,872)          $ 1,094
           Changes in assets and liabilities:
              Reinsurance balances receivable                               160                --
              Other debtors                                                 (13)                9
              Claims outstanding                                         18,053            (1,254)
              Creditors arising out of reinsurance operations              (162)             (103)
              Amounts due to a group company                                700              (200)
              Accruals and deferred income                                  (48)              (18)

                                                                       --------           -------
         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                818              (472)
                                                                       --------           -------

         CASH FLOWS FROM INVESTING ACTIVITIES:
             Amounts due from other group undertakings                   21,000            (3,030)

                                                                       --------           -------
         NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             21,000            (3,030)
                                                                       --------           -------

         CASH FLOWS FROM FINANCING ACTIVITIES:
             Proceeds from issue of share capital                         5,750             2,500

                                                                       --------           -------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                        5,750             2,500
                                                                       --------           -------

         NET INCREASE (DECREASE) IN CASH AND CASH                        27,568            (1,002)
          EQUIVALENTS

                                                                       --------           -------
         CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                   3,987             2,844
                                                                       --------           -------

                                                                       --------           -------
         CASH AND CASH EQUIVALENTS, END OF PERIOD                      $ 31,555           $ 1,842
                                                                       ========           =======

                    OVERSEAS REINSURANCE CORPORATION LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                           (expressed in U.S. dollars)
                                    Unaudited


4.       US ACCOUNTING INFORMATION (CONTINUED)

         Recently issued accounting standards

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 became effective in the first quarter of 2001 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The adoption of SFAS 133 did not have a material impact on the Company's financial position or results of operations.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 141 entitled "Business Combinations" and SFAS No. 142 entitled "Goodwill and Other Intangible Assets". The Company will adopt both SFAS 141 and 142 on January 1, 2002.

         SFAS 141 states that companies can no longer use the pooling-of-interest method for accounting for business combinations. The purchase method is the required method to account for business combinations.

         SFAS 142 states, among other things, that goodwill should no longer be amortized. Rather, goodwill will be tested annually for impairment at the reporting unit level. For the purpose of testing goodwill for impairment, acquired assets and assumed liabilities shall be assigned to a reporting unit as of the acquisition date if the asset will be employed in or the liability relates to the operations of a reporting unit and the asset or liability will be considered in determining the fair value of the reporting unit.

                                                                      APPENDIX G
                                             COMPANY REGISTRATION NUMBER: 939717
















                             REGIS AGENCIES LIMITED

                           ANNUAL FINANCIAL STATEMENTS

                                31 December 2000

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Members of Regis Agencies Limited

We have audited the accompanying balance sheets of Regis Agencies Limited (the "Company") as of December 31, 2000 and 1999 and the related profit and loss accounts for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regis Agencies Limited at December 31, 2000 and 1999, and the results of its operations for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United Kingdom which differ from those generally accepted in the United States (see Note 11 of Notes to the Financial Statements).


Ernst & Young LLP
London, England
May 30, 2001, except for
Note 12-Subsequent Events,
as to which the date is
February 8, 2002

                             REGIS AGENCIES LIMITED

                             Profit and loss account
                       For the year ended 31 December 2000




                                                                                         2000           1999
                                                                       Notes       (pound)000     (pound)000

Operating income                                                         2                  6              5

Expenses                                                                                    6              5
                                                                                     --------       --------

Loss on ordinary activities before taxation and for                                        --             --
the financial year                                                     3 & 7
                                                                                     --------       --------


All activities derive wholly from continuing operations.


The Company had no recognised gains or losses other than those disclosed in the profit and loss account.

                             REGIS AGENCIES LIMITED

                        Balance Sheet at 31 December 2000


                                                                          2000           1999
                                                        Notes       (pound)000     (pound)000

Current assets
Debtors                                                   5              3,831          3,879
Cash and deposits                                                           74            110
                                                                  ------------   ------------

                                                                         3,905          3,989
                                                                  ------------   ------------

Creditors: amounts falling due within one year            6              3,859          3,943
                                                                  ------------   ------------

Net current assets                                                          46             46
                                                                  ------------   ------------

Financed by:
Shareholders' funds                                       7                 46             46
                                                                  ------------   ------------


The financial statements on pages 3 to 10 were approved by the Board on February 6, 2002 and signed on its behalf by:






N Packer
Director

                             REGIS AGENCIES LIMITED

1.       PRINCIPAL ACTIVITIES AND ACCOUNTING POLICIES

         The principal activity of Regis Agencies Limited (the "Company") was that of underwriting agent in the London market for the United Kingdom branches or subsidiary undertakings of certain United Kingdom and overseas insurance companies. These are referred to as principal companies in the notes to the balance sheet. Although no business has been written since 31 December 1984, the Company will continue to act as agent for the companies during the run-off period. This activity will continue in 2001.

         BASIS OF PREPARATION

         These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP") - see Note 11.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


         In addition the Company has adopted all material recommendations of the Statement of Recommended Practice on Accounting for Insurance Business issued by the Association of British Insurers (the "ABI SORP").

         These financial statements have been prepared using the historical cost convention and in compliance with the provisions of Section 255 and
         Schedule 9A to the Companies Act 1985. The financial statements comply with the applicable accounting standards.

         The Company was (see note 12) an indirectly wholly owned subsidiary of Marsh & McLennan Companies, Inc., its ultimate parent undertaking. The Company's results, including cash flow statement, are consolidated into those of Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A.. Marsh & McLennan Companies, Inc. prepares a consolidated cash flow statement and, consequently, the Company is not required to present a cash flow statement.

         The Company has taken advantage of the exemption in paragraph 3(c) of FRS8 from disclosing transactions with related parties that are part of Marsh and McLennan Companies, Inc. No other material related party transactions were entered in to. Additional disclosure as required under US GAAP is disclosed in note 11.

                             REGIS AGENCIES LIMITED

         INTEREST INCOME

         Interest on bank deposits is accrued to the balance sheet date.

         EXPENSES

         Expenses are charged to the profit and loss account in the year in which they are incurred.

         FOREIGN CURRENCY

         Foreign currency assets, liabilities and revenue are translated into sterling at the rates of exchange ruling at the balance sheet date. Any profits and losses arising on the translation of such assets and liabilities are dealt with in the profit and loss account.

         TAXATION

         Credit is taken for group tax relief calculated by reference to the net results disclosed in the accounts as adjusted for taxation purposes. The reimbursement receivable is 100% of the net loss arising in each year. No taxable profits or losses were realised in 2000.

         INSURANCE BUSINESS ASSETS AND LIABILITIES

         The Company acts as an agent for the principal companies and, generally, is not liable as a principal for premiums due to underwriters or for claims payable to clients. In practice, premium and claim monies are accounted for and settled by the company.

2.       OPERATING INCOME

                                                                                         2000           1999
                                                                                   (pound)000     (pound)000

         Interest from short-term deposits                                                  6              5
                                                                                 ------------   ------------


3.       LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                         2000           1999
                                                                                   (pound)000     (pound)000
         Loss on ordinary activities before taxation is stated after charging:
         Auditors' remuneration                                                            16             16
         Management fees received                                                         (24)           (25)

         During the two years ended 31 December 2000, the Company had no employees.

4.       DIRECTORS' REMUNERATION

         The directors are not remunerated for their services by the Company.

                             REGIS AGENCIES LIMITED

5.       DEBTORS

                                                                                             2000           1999
                                                                                       (pound)000     (pound)000

         Amounts falling due within one year:
         Fiduciary debtors                                                                  1,911          2,032
         Amounts owed by group undertakings                                                 1,917          1,843
         Other debtors                                                                          3              4
                                                                                     ------------   ------------

                                                                                            3,831          3,879
                                                                                     ------------   ------------


6.       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                                                             2000           1999
                                                                                       (pound)000     (pound)000

         Amounts owed to principal companies:
         Amounts due to group undertakings                                                  1,702          1,742
         Other                                                                              1,135          1,185
                                                                                     ------------    -----------

                                                                                            2,827          2,927

         Other amounts owed to group undertakings                                           1,000          1,000

         Other creditors including taxation:
         Other creditors                                                                       22             16
                                                                                     ------------   ------------

                                                                                            3,859          3,943
                                                                                     ------------   ------------


7.       SHAREHOLDERS' FUNDS

                                                                            Share     Profit and
                                                                          capital    loss account          Total
                                                                          (Note 8)
                                                                       (pound)000      (pound)000     (pound)000

         As at 1 January 2000 and 31 December 2000                             10              36             46
                                                                     ------------    ------------   ------------

         As at 1 January 1999 and 31 December 1999                             10              36             46
                                                                     ------------    ------------   ------------


8.       SHARE CAPITAL

                                                           2000                            1999
                                                    Number     (pound)000           Number      (pound)000

         Authorised, issued and fully paid
         Ordinary shares of(pound)1 each             10,000            10            10,000             10
                                                  ---------     ---------        ----------     ----------


9.       CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

         There were no capital commitments nor contingent liabilities at 31 December 2000 and 31 December 1999.

                             REGIS AGENCIES LIMITED

10.      ULTIMATE PARENT COMPANY

         The Company's ultimate parent company and controlling entity was (see note 12) Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A. The largest and smallest groups into which the results of Regis Agencies Limited are consolidated are those headed by Marsh & McLennan Companies, Inc. and Rivers Group Limited, respectively. The consolidated accounts of Rivers Group Limited and Marsh & McLennan Companies, Inc. are available to the public and may be obtained from:


                                           and also from:

             The Registrar of Companies    The Company Secretary
           Companies House                 Marsh & McLennan Companies UK Limited
           Crown Way                       No. 1, The Marsh Centre
           Maindy                          London
           Cardiff                         E1 8DX
           CF14 3UZ



11.      US ACCOUNTING INFORMATION

         RECONCILIATION WITH UNITED STATES ACCOUNTING PRINCIPLES.

         There are no differences between net income and shareholder's equity under US Generally Accepted Accounting Principles ("US GAAP") and UK Generally Accepted Accounting Principles ("UK GAAP") that are significant to Regis Agencies Limited.

         COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income" requires that all items that are required to be recognised as components of comprehensive income be reported in a separate financial statement. There are no material differences between net loss in accordance with US GAAP as presented above and comprehensive loss.

         STATEMENTS OF CASH FLOWS

         The Company is not required to prepare a statement of cash flows for the year ended 31 December 2000 under UK GAAP as the Company's results, including cash flow, are consolidated into those of Marsh & McLennan Companies, Inc., incorporated in Delaware, U.S.A. Marsh & McLennan Companies, Inc. prepares a consolidated cash flow statement and, consequently, the Company is not required to present a cash flow statement.

         Notwithstanding the above, the statements of cash flows prepared under UK GAAP differ in presentational respects from the format required under SFAS No. 95 "Statement of Cash Flows". Under UK GAAP, a reconciliation of profit from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows arising from operating activities.

         Under SFAS No. 95, cash flows from operating activities are based on net profit, including interest and income taxes, and are presented on the face of the statement.

                             REGIS AGENCIES LIMITED

11.      US ACCOUNTING INFORMATION (CONTINUED)

         STATEMENTS OF CASH FLOWS (CONTINUED)

         Cash flow information as presented in accordance with US GAAP:

                                                                            2000           1999
                                                                         (POUND)000     (POUND)000
         CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                                           --             --
         Changes in assets and liabilities:
            Fiduciary debtors                                                121            351
            Amounts owed by group undertakings                               (74)            67
            Other debtors                                                      1              1
            Amounts due to group undertakings                                (40)          (289)
            Amounts due to principal companies                               (50)          (100)
            Other amounts due to group undertakings                           --            (57)
            Other creditors                                                    6             (1)

                                                                            ----           ----
         Net cash used in operating activities being, net increase           (36)           (28)
         in cash and cash equivalents
                                                                            ----           ----

                                                                            ----           ----
         Cash and cash equivalents, beginning of year                        110            138
                                                                            ----           ----

                                                                            ----           ----
         Cash and cash equivalents, end of year                               74            110
                                                                            ====           ====


         FAIR VALUE OF FINANCIAL STATEMENTS

         Estimated fair value of financial instruments held by the Company approximates carrying value.


         RELATED PARTY TRANSACTIONS

         Significant balances related to group companies, not separately disclosed in the financial statements are as follows:

                                                               2000                1999
                                                           (POUND)000          (POUND)000
          For the years ended 31 December
            Management fees received                           24                  25


         Group undertakings as used in the financial statements refer to companies under common control.


         RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities" (SFAS 133). SFAS 133 is effective at January 1, 2001 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognise all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The requirements of SFAS 133 will not have a material impact on the Company's financial position or results of operations.

                             REGIS AGENCIES LIMITED

11.      US ACCOUNTING INFORMATION (CONTINUED)

         RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

         In September 2000, the FASB issued Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," (SFAS 140) which supersedes SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 140 changes the circumstances under which a collateralised party must recognise certain financial assets in which it has security interest. The requirements of SFAS 140 will not have a material impact on the Company's financial position or results of operations.

         In June 2001, the FASB issued FAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". Under the new rules, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company will apply the new accounting rules beginning January 1, 2002. The requirements of SFAS 141 will not have a material impact on the Company's financial position or results of operations.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business". SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The requirements of SFAS 144 will not have a material impact on the Company's financial position or results of operations.

12.      SUBSEQUENT EVENTS

         On November 29, 2001 Revir Limited, a wholly owned subsidiary of Castlewood Holdings Limited, acquired 100% of the issued share capital of the Company.

                                                                      APPENDIX H

REGIS AGENCIES LIMITED

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED
SEPTEMBER 30, 2001

                             REGIS AGENCIES LIMITED
                             PROFIT AND LOSS ACCOUNT
               For the Nine Month Period Ended September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited

                                                                                            For the Nine
                                                                                         Month Period Ended
                                                                                            September 30,
                                                                                 -------------------------------------
                                                                                     2001                    2000
                                                                                 -----------             -------------
Operating income                                                                 (pound)   3             (pound)     5

Expenses                                                                                  (3)                       (5)
                                                                                 -----------             -------------
Profit on ordinary activities before taxation and for
  the financial period                                                           (pound)  --             (pound)    --
                                                                                 ===========             =============

All activities derive wholly from continuing operations.

The Company had no recognised gains or losses other than those disclosed in the profit and loss account.

                  See notes to the interim financial statements

                             REGIS AGENCIES LIMITED
                                  BALANCE SHEET
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited

                                                                                              September 30,
                                                                                 ---------------------------------------
                                                                                     2001                      2000
                                                                                 ------------             --------------
Current assets
Debtors                                                                          (pound) 3,131            (pound)  3,134
Cash and deposits                                                                           69                        68
                                                                                 -------------            --------------
                                                                                         3,200                     3,202
                                                                                 -------------            --------------
Creditors: amounts falling due within one year                                          (3,154)                   (3,156)
                                                                                 -------------            --------------
Net current assets                                                               (pound)    46            (pound)     46
                                                                                 -------------            --------------
Financed by:
Shareholders' funds                                                              (pound)    46            (pound)     46
                                                                                 =============            ==============


                  See notes to the interim financial statements

                             REGIS AGENCIES LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


1.       GENERAL

         Principal activities

         The principal activity of Regis Agencies Limited, (the "Company") was that of underwriting agent in the London market for the United Kingdom branches or subsidiary undertakings of certain United Kingdom and overseas insurance companies. Although no business has been written since September 30, 1984, the Company continues to act as agent for the companies during the run-off period.

         Basis of preparation

         These financial statements have been prepared in conformity with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States of America ("US GAAP") - see Note 2

         In the opinion of management, these financial statements reflect all the normal recurring adjustments necessary for a fair presentation of the Company's financial position at September 30, 2001 and its profit and loss, shareholders' funds and cash flows for the nine months then ended. These financial statements should be read in conjunction with the Company's 2000 audited financial statements and notes thereto.

         Amounts in the financial statements are stated in pounds sterling ((pound)), the currency of the country in which the Company is incorporated.

2.       SUBSEQUENT EVENTS

         On November 29, 2001 Revir Limited acquired 100% of the issued share capital of the Company.

3.       US ACCOUNTING INFORMATION

         Reconciliation with US GAAP:

         There are no differences between net income and shareholders' funds under US GAAP and UK GAAP that are significant to the Company.

                             REGIS AGENCIES LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited


2.       US ACCOUNTING INFORMATION (CONTINUED)

         Comprehensive income

         SFAS No. 130, "Reporting Comprehensive Income" requires that all items that are required to be recognised as components of comprehensive income be reported in a separate financial statement. There are no material differences between net profit (loss) in accordance with US GAAP and comprehensive income (loss).

         Statements of cash flows

         Cash flow information as presented in accordance with US GAAP:

                                                                              For the Nine         For the Nine
                                                                              Month Period         Month Period
                                                                                  Ended               Ended
                                                                              September 30,        September 30,
                                                                                   2001                2000
                                                                              -------------        -------------
                                                                                (pound)000           (pound)000
         CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                                          (pound)     --         (pound)    --
             Changes in assets and liabilities:
                 Debtors                                                                700                   745
                 Creditors: amounts falling due within one year                        (705)                 (787)
                                                                             --------------         -------------
         NET CASH USED IN OPERATING ACTIVITIES                                           (5)                  (42)
                                                                             --------------         -------------
         CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  74                   110
                                                                             --------------         -------------
         CASH AND CASH EQUIVALENTS, END OF PERIOD                            (pound)     69         (pound)    68
                                                                             ==============         =============

         Recently issued accounting standards

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 became effective in the first quarter of 2001 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognises all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The adoption of SFAS 133 did not have a material impact on the Company's financial position or results of operations.

                             REGIS AGENCIES LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2001
                     (expressed in thousands of U.K. pounds)
                                    Unaudited

2.       US ACCOUNTING INFORMATION (CONTINUED)

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 141 entitled "Business Combinations" and SFAS No. 142 entitled "Goodwill and Other Intangible Assets". The Company will adopt both SFAS 141 and 142 on January 1, 2002.

         SFAS 141 states that companies can no longer use the pooling-of-interest method for accounting for business combinations. The purchase method is the required method to account for business combinations.

         SFAS 142 states, among other things, that goodwill should no longer be amortized. Rather, goodwill will be tested annually for impairment at the reporting unit level. For the purpose of testing goodwill for impairment, acquired assets and assumed liabilities shall be assigned to a reporting unit as of the acquisition date if the asset will be employed in or the liability relates to the operations of a reporting unit and the asset or liability will be considered in determining the fair value of the reporting unit.

                                                                      APPENDIX I

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                   INFORMATION

The following unaudited pro forma combined condensed financial information should be read in conjunction with the historical consolidated financial statements and notes thereto in The Enstar Group, Inc. and Subsidiary ("Enstar") Annual Report on Form 10-K for the year ended December 31, 2000 and quarterly report on Form 10-Q for the nine month period ended September 30, 2001 previously filed with the Securities and Exchange Commission.

The following unaudited pro forma combined condensed financial information gives effect to Enstar's one-third economic investment in Castlewood Holdings Limited ("Castlewood Holdings") on November 29, 2001 in the amount of $12.5 million. Enstar's ownership in Castlewood Holdings is accounted for using the equity method of accounting.

The unaudited pro forma combined condensed balance sheet of Enstar as of September 30, 2001 has been presented as if Enstar's investment in Castlewood Holdings had been consummated on that date. The unaudited pro forma combined condensed statements of income of Enstar for the year ended December 31, 2000 and nine month period ended September 30, 2001 have been presented as if Enstar's investment in Castlewood Holdings had been consummated on January 1, 2000.

All material adjustments required to reflect Enstar's investment in Castlewood Holdings are set forth in the "Pro forma Adjustments" column and are described in more detail in the notes to the unaudited pro forma combined condensed financial information. The pro forma adjustments are based on available information and certain assumptions that Enstar believes are reasonable.

The unaudited pro forma combined condensed financial information is not necessarily indicative of the operating results that would have been reported had Enstar's investment in Castlewood Holdings occurred on January 1, 2000, nor is it necessarily indicative of future results.

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                               SEPTEMBER 30, 2001

                                                                                              Pro forma
                                                                             Enstar          Adjustments             Pro forma
                                                                           ----------        -----------            ----------
                                                 ASSETS
Cash and cash equivalents                                                  $   81,573         $  (12,541)(1)        $   69,032
Certificates of deposit                                                         3,957                                    3,957
Income taxes receivable                                                           165                                      165
Other                                                                           1,622                                    1,622
Partially owned equity affiliates                                               8,555             12,541 (1)            21,096
Property and equipment, net                                                        62                                       62
                                                                           ----------         ----------            ----------

            Total assets                                                   $   95,934         $        0            $   95,934
                                                                           ==========         ==========            ==========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued liabilities                                   $    1,012         $                     $    1,012
Deferred income taxes                                                             238                                      238
Deferred liabilities                                                              447                                      447
Other                                                                             404                                      404
                                                                           ----------         ----------            ----------
            Total liabilities                                                   2,101                  0                 2,101
                                                                           ----------         ----------            ----------

Shareholders' equity:
    Common stock ($.01 par value; 55,000,000 shares authorized,
        5,708,104 shares issued)                                                   57                                       57
    Additional paid-in capital                                                183,191                                  183,191
    Accumulated deficit                                                       (83,605)                                 (83,605)
    Treasury stock, at cost (442,351 shares)                                   (5,810)                                  (5,810)
                                                                           ----------         ----------            ----------
            Total shareholders' equity                                         93,833                  0                93,833
                                                                           ----------         ----------            ----------

            Total liabilities and shareholders' equity                     $   95,934         $        0            $   95,934
                                                                           ==========         ==========            ==========

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                          YEAR ENDED DECEMBER 31, 2000

                                                                                               Pro forma
                                                                             Enstar           Adjustments            Pro forma
                                                                           ----------         -----------           ----------
Interest income                                                            $    4,604                               $    4,604
Earnings of partially owned equity affiliates                                   6,704         $      734 (2)             7,438
Litigation expense, net                                                            (5)                                      (5)
General and administrative expenses                                            (2,468)                                  (2,468)
                                                                           ----------         ----------            ----------


Income before income taxes                                                      8,835                734                 9,569
Income taxes                                                                     (530)              (294)(3)              (824)
                                                                           ----------         ----------            ----------

Net income                                                                 $    8,305         $      440            $    8,745
                                                                           ==========         ==========            ==========

Weighted average shares outstanding - basic                                 5,265,753                                5,265,753
                                                                           ==========                               ==========

Weighted average shares outstanding - assuming dilution                     5,366,485                                5,366,485
                                                                           ==========                               ==========

Net income per common share - basic                                        $     1.58                               $     1.66
                                                                           ==========                               ==========

Net income per common share - assuming dilution                            $     1.55                               $     1.63
                                                                           ==========                               ==========

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                               Pro forma
                                                                             Enstar           Adjustments           Pro forma
                                                                           ----------         -----------           ----------
Interest income                                                            $    2,726                                    2,726
Earnings of partially owned equity affiliates                                   1,616            (12,439)(2)           (10,823)
Litigation expense, net                                                           (24)                                     (24)
General and administrative expenses                                            (1,710)                                  (1,710)
                                                                           ----------         ----------            ----------


Income before income taxes                                                      2,608            (12,439)               (9,831)
Income taxes                                                                     (178)                 0 (3)              (178)
                                                                           ----------         ----------            ----------

Net income                                                                 $    2,430         $  (12,439)           $  (10,009)
                                                                           ==========         ==========            ==========


Weighted average shares outstanding - basic                                 5,265,753                                5,265,753
                                                                           ==========                               ==========

Weighted average shares outstanding - assuming dilution                     5,424,177                                5,424,177
                                                                           ==========                               ==========

Net income per common share - basic                                        $     0.46                               $    (1.90)
                                                                           ==========                               ==========

Net income per common share - assuming dilution                            $     0.45                               $    (1.85)
                                                                           ==========                               ==========

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

     1.   To record Enstar's initial investment in Castlewood
          Holdings.

     2. To record Enstar's proportionate share of the equity in earnings (losses) of Castlewood Holdings based on one third of the investee's combined historical results of operations.

     3. To record the income tax effect of the net pro forma adjustments for the year ended December 31, 2000 and for the nine month period ended September 30, 2001. An income tax benefit of approximately $5.0 million related to the pre-tax loss of approximately $12.4 million for the nine month period ended September 30, 2001 has been fully offset by an increase in an assumed valuation allowance for deferred tax assets due to the uncertainty of realization of the tax benefit.

                                                                      APPENDIX J

CASTLEWOOD HOLDINGS LIMITED

UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL INFORMATION

SEPTEMBER 30, 2001

                           CASTLEWOOD HOLDINGS LIMITED

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information has been derived from the historical financial statements of Castlewood Holdings Limited ("Castlewood Holdings"), Castlewood Limited ("Castlewood"), Revir Limited ("Revir"), River Thames Insurance Company Limited ("River Thames"), Overseas Reinsurance Corporation Limited ("Overseas Re"), and Regis Agencies Limited ("Regis").

The unaudited pro forma combined condensed financial information gives effect to the acquisition, by Castlewood Holdings on November 29, 2001, of Castlewood. Also, the unaudited pro forma combined condensed financial information gives effect to the transfer, on November 29, 2001, at cost to Castlewood Holdings, by The Enstar Group, Inc., a shareholder of Castlewood Holdings, of all its shares in the capital of Revir. Also, the unaudited pro forma combined condensed financial information gives effect to the acquisition, on November 29, 2001, by Revir of River Thames, Overseas Re and Regis. Castlewood Holdings had no other assets other than the capital contributed for the purchase of River Thames, Overseas Re and Regis by its newly acquired subsidiary, Revir.

The unaudited pro forma combined condensed balance sheet of Castlewood Holdings as of September 30, 2001 has been presented as if the acquisitions of Castlewood, River Thames, Overseas Re and Regis and the transfer of Revir had been consummated on that date. The unaudited pro forma combined condensed statements of operations of Castlewood Holdings for the year ended December 31, 2000 and for the nine months ended September 30, 2001 have been presented as if the acquisitions of Castlewood, River Thames, Overseas Re and Regis and the transfer of Revir had been consummated on January 1, 2000. The acquisitions have been accounted for using the purchase method of accounting and, accordingly, the total purchase cost has been allocated to the acquired assets and liabilities based on their fair values.

The historical financial information of River Thames, Overseas Re and Regis has been derived from each respective company's historical financial statements as prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") and reconciled to accounting principles generally accepted in the United States ("US GAAP"). Accordingly, the historical balance sheet information of River Thames, Overseas Re and Regis presented in the unaudited pro forma combined condensed financial information reflect all necessary adjustments to conform such historical financial information from UK GAAP to US GAAP. In addition, the historical financial statements of River Thames and Regis are denominated in British pounds sterling and, as such, the historical financial statement information presented in the unaudited pro forma combined condensed financial information has been translated into US dollars using end of period exchange rates.

All material adjustments required to reflect Castlewood Holding's acquisition of Castlewood, and Revir's acquisition of River Thames, Overseas Re and Regis are set forth in the "Pro Forma Adjustments" column and are described in more detail in the notes to the pro forma combined condensed financial information.

The pro forma results of operations are presented for illustrative purposes only and are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated on January 1, 2000.

                           CASTLEWOOD HOLDINGS LIMITED
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2001
                    (Expressed in thousands of U.S. dollars)

                                              CASTLEWOOD                                       RIVER            OVERSEAS
                                               HOLDINGS        CASTLEWOOD       REVIR          THAMES              RE
                                              ----------       ----------       -----         ---------         --------
                                                 (1)               (1)           (1)             (1)               (1)
ASSETS

 Cash and cash equivalents                     $ 25,000         $ 10,040         $ 142         $  20,690         $ 31,554
 Investments in marketable securities                --               --            --           150,997               --
 Accrued interest                                    --               --            --             4,082               --
 Account receivable                                  --            4,289            --                                 24
 Reinsurance receivable                              --               --            --           282,774           13,160
 Investment in partly-owned company                  --            9,265            --                --               --
 Goodwill                                            --               --            --                --               --
 Other assets                                        --            2,090            --             1,954               --
 Assets held in separate accounts                    --           26,293            --                --               --

                                               --------         --------         -----         ---------         --------
TOTAL ASSETS                                   $ 25,000         $ 51,977         $ 142         $ 460,497         $ 44,738
                                               ========         ========         =====         =========         ========

                                                                                                               PRO FORMA
                                                     REGIS             ADJUSTMENTS               NOTES          COMBINED
                                                    --------           -----------               -----        -------------
                                                      (1)
ASSETS

 Cash and cash equivalents                          $    101            $   (1,275)                (2)          $   82,457
                                                                           (15,361)                (3)
                                                                            12,000                 (3)
                                                                              (434)                (5)
 Investments in marketable securities                     --                                                       150,997
 Accrued interest                                         --                                                         4,082
 Account receivable                                    4,571                  (146)                (5)               8,738
 Reinsurance receivable                                   --               (63,712)                (4)             232,222
 Investment in partly-owned company                       --                 1,432                 (2)              10,697
 Goodwill                                                 --                22,842                 (2)              22,842
 Other assets                                             --                                                         4,044
 Assets held in separate accounts                         --               (26,293)                (5)                  --
                                                    --------            ----------                              ----------
TOTAL ASSETS                                        $  4,672            $  (70,947)                             $  516,079
                                                    ========            ==========                              ==========

                           CASTLEWOOD HOLDINGS LIMITED
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2001
                    (Expressed in thousands of U.S. dollars)

                                               CASTLEWOOD                                      RIVER             OVERSEAS
                                                HOLDINGS        CASTLEWOOD       REVIR         THAMES               RE
                                               ----------       ----------       -----        ---------          --------
                                                  (1)               (1)           (1)            (1)                (1)
LIABILITIES AND SHAREHOLDERS' EQUITY

   Losses and loss expenses provision          $     --         $     --         $  --         $ 415,934         $  63,712
   Reinsurance balances payable                      --               --            --             3,628            14,358
   Accounts payable and accrued
      liabilities                                    --            1,489           142             1,536                29

   Notes payable                                     --               --            --                --                --
   Income taxes payable                              --              275            --                --                --
   Other liabilities                                 --            1,354            --             2,456                --
   Liability related to separate
      accounts                                       --           26,293            --                --                --
   Minority interest                                 --               21            --                --                --
                                               --------         --------         -----         ---------         ---------
TOTAL LIABILITIES                                                 29,432           142           423,554            78,099

SHAREHOLDERS' EQUITY
    Share capital ordinary shares                    12               12            --           103,675            19,285

    Share capital non-voting
    redeemable ordinary shares, par
    value $1.00 per share                            --               --            --                --                --
    Additional paid in capital                   24,988               --            --             5,223            16,779
    Accumulated other comprehensive
       income (loss)                                 --             (105)           --             1,080                --
    Retained earnings (deficits)                     --           22,638            --           (73,035)          (69,425)
                                               --------         --------         -----         ---------         ---------
TOTAL SHAREHOLDERS' EQUITY                     $ 25,000         $ 22,545         $  --         $  36,943         $ (33,361)
                                               --------         --------         -----         ---------         ---------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                           $ 25,000         $ 51,977         $ 142         $ 460,497         $  44,738
                                               ========         ========         =====         =========         =========

                                                                                                               PRO FORMA
                                                     REGIS             ADJUSTMENTS               NOTES          COMBINED
                                                    --------           -----------              -------       -------------
LIABILITIES AND SHAREHOLDERS' EQUITY

   Losses and loss expenses provision               $     --            $  (63,712)               (4)            $  415,934
   Reinsurance balances payable                           --                                                         17,986
   Accounts payable and accrued
      liabilities                                      4,604                 2,862                (2)                10,574
                                                                               289                (3)
                                                                              (377)               (5)
   Notes payable                                          --                 3,000                (2)                 3,000
   Income taxes payable                                   --                                                            275
   Other liabilities                                      --                                                          3,810
   Liability related to separate
      accounts                                            --               (26,293)               (5)                    --
   Minority interest                                      --                   (21)               (5)                    --
                                                    --------            ----------                               ----------
TOTAL LIABILITIES                                      4,604               (84,252)                                 451,579

SHAREHOLDERS' EQUITY
    Share capital ordinary shares                         15                     6                 (2)                   18
                                                                          (122,987)              (2)(3)
    Share capital non-voting
    redeemable ordinary shares, par
    value $1.00 per share                                 --                39,494                 (2)               39,494
    Additional paid in capital                            --               (22,002)                (3)               24,988
    Accumulated other comprehensive
      income (loss)                                       --                  (975)                (2)                   --
    Retained earnings (deficits)                          53               119,769               (2)(3)                  --
                                                    --------            ----------                               ----------
TOTAL SHAREHOLDERS' EQUITY                          $     68            $   13,305                               $   64,500
                                                    --------            ----------                               ----------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                $  4,672            $  (70,947)                              $  516,079
                                                    ========            ==========                               ==========

                           CASTLEWOOD HOLDINGS LIMITED
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

1 The historical balance sheet information of Castlewood Holdings, Castlewood and Revir has been derived from each respective company's historical financial statements at September 30, 2001, as prepared in accordance with US GAAP.

         The historical balance sheet information of River Thames, Overseas Re and Regis has been derived from each respective company's historical financial statements at September 30, 2001, as prepared in accordance with UK GAAP and reconciled to US GAAP. Accordingly, the historical balance sheet information of River Thames, Overseas Re and Regis presented in the unaudited pro forma combined condensed balance sheet reflect all necessary adjustments to conform such pro forma financial information from UK GAAP to US GAAP. These adjustments resulted in a net decrease in the historical net assets of River Thames, Overseas Re and Regis of $20,061,000, $30,107,000 and nil, respectively, at September 30, 2001.

         In addition, the historical balance sheets of River Thames and Regis are denominated in British pounds sterling and, as such, the historical balance sheet information of both companies has been translated using a conversion rate of 0.69 British pounds sterling per US dollar at September 30, 2001.

2 To record the acquisition of Castlewood by Castlewood Holdings using the purchase method of accounting. A summary of the adjustments is as follows:

                                                                                           In thousands of
                                                                                               dollars
         Purchase price
              Castlewood Holdings Class A common shares issued to former
              shareholders of Castlewood                                                       $       6
              Castlewood Holdings Class E non-voting common shares issued
              to former shareholders of Castlewood                                                39,494
              Notes payable to former shareholders of Castlewood bearing
              interest at 5%, payable after May 1, 2002                                            3,000
              Cash paid to former shareholders of Castlewood                                       1,275
              Direct costs of the acquisition                                                      2,862
                                                                                               ---------
         Total purchase price                                                                     46,637

         Allocation of purchase price to net tangible assets acquired
              Net tangible assets acquired at book value                                          22,545
         Less: Net assets of subsidiaries not included in the
              acquisition  (see note 5)                                                             (182)
                                                                                               ---------
                                                                                                  22,363
         Adjustment of net tangible assets to fair value
              Reversal of negative goodwill reflected in investment in
              partly owned company                                                                 1,432
                                                                                               ---------
         Total net tangible assets acquired at fair value                                         23,795
                                                                                               ---------
         Excess of purchase price over net tangible assets                                     $  22,842
                                                                                               =========

                           CASTLEWOOD HOLDINGS LIMITED
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001


         The book value of net tangible assets acquired is equal to the fair value at the date of acquisition except for investment in partly owned subsidiaries.

3        To record the purchase by Revir of River Thames, Overseas Re and Regis:

                                                                                           In thousands of
                                                                                               dollars
        Purchase price
             Purchase price                                                                    $  15,361
             Direct costs of the acquisition                                                         289
                                                                                               ---------
         Total purchase price                                                                     15,650

         Allocation of purchase price to net tangible assets acquired
             River Thames net tangible assets                                                     36,943
             Overseas Re
                  Net tangible liabilities                                     (33,361)
                  Capital contribution by former shareholder pursuant
                  to the acquisition                                            12,000
                                                                                               ---------
                  Adjusted net tangible liabilities                                              (21,361)
             Regis net tangible assets                                                                68
                                                                                               ---------
         Total net tangible assets acquired                                                       15,650

         Adjustment of net tangible assets to fair value                                              --
                                                                                               ---------
         Total net tangible assets acquired at fair value                                         15,650
                                                                                               ---------
         Excess of purchase price over net tangible assets                                     $      --
                                                                                               =========

         The book value of net tangible assets acquired is equal to the fair value at the date of acquisition except for losses and loss expenses provision. The fair value adjustment of losses and loss provision was eliminated by an offset to negative goodwill in an equal amount.

4 Represents the elimination of an intercompany reinsurance transaction between River Thames and Overseas Re.

5 Represents the reversal of the net assets of two subsidiaries that were not included in the acquisition.

                      CASTLEWOOD HOLDINGS LIMITED
    UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     YEAR ENDED DECEMBER 31, 2000
               (Expressed in thousands of U.S. dollars)

                                               CASTLEWOOD                                      RIVER             OVERSEAS
                                                HOLDINGS        CASTLEWOOD       REVIR         THAMES               RE
                                               ----------       ----------       -----        ---------          --------
                                                                    (1)           (1)            (1)                (1)
INCOME

   Consulting fees                             $     --         $  7,472         $  --         $      --         $      --
   Share of net income of partly-
      owned company                                  --            9,190            --                --                --
   Net premium written                               --               --            --              (168)               --
   Investment income                                 --              217            --            11,586             1,529
                                               --------         --------         -----         ---------         ---------
                                               $     --         $ 16,879         $  --         $  11,418         $   1,529
                                               --------         --------         -----         ---------         ---------
EXPENSES

   Salary and benefits                               --            3,763            --                --                --
   General and administrative
       expenses                                      --            3,293            --             2,726               123
   Interest expense                                  --               --            --                --                --
   Claims incurred net of reinsurance                --               --            --             8,790             8,206
   Other expenses                                    --               --            --               549                --
                                               --------         --------         -----         ---------         ---------
                                                     --            7,056            --            12,065             8,329
                                               --------         --------         -----         ---------         ---------
INCOME (LOSS) BEFORE INCOME TAXES
   AND MINORITY INTEREST                             --            9,823            --              (647)           (6,800)

INCOME TAXES                                         --              309            --                                  --
                                               --------         --------         -----         ---------         ---------

INCOME (LOSS) BEFORE MINORITY
   INTEREST                                          --            9,514            --              (647)           (6,800)

MINORITY INTEREST                                    --              (10)           --                --                --

                                               --------         --------         -----         ---------         ---------
NET INCOME (LOSS)                              $     --         $  9,524         $  --         $    (647)        $  (6,800)
                                               --------         --------         -----         ---------         ---------


                                                                                                               PRO FORMA
                                                     REGIS             ADJUSTMENTS               NOTES          COMBINED
                                                    --------           -----------              -------       -------------
                                                      (1)
INCOME

   Consulting fees                                  $     --            $      (60)                (4)           $    7,412
   Share of net income of partly-
       owned company                                      --                   286                 (3)                9,476
   Net premium written                                    --                                                           (168)
   Investment income                                       9                    (6)                (4)               13,335
                                                    --------            ----------                               ----------
                                                    $      9                   220                               $   30,055
                                                    --------            ----------                               ----------
EXPENSES

   Salary and benefits                                    --                                                          3,763
   General and administrative
       expenses                                            9                   (65)                                   6,086
   Interest expense                                       --                   150                  (2)                 150
   Claims incurred net of reinsurance                     --                                                         16,996
   Other expenses                                         --                                                            549
                                                    --------            ----------                               ----------
                                                           9                    85                                   27,544
                                                    --------            ----------                               ----------
INCOME (LOSS) BEFORE INCOME TAXES
   AND MINORITY INTEREST                                  --                   135                                    2,511

INCOME TAXES                                              --                                                            309
                                                    --------            ----------                               ----------

INCOME (LOSS) BEFORE MINORITY
   INTEREST                                               --                   135                                    2,202

MINORITY INTEREST                                         --                    10                  (4)                  --

                                                    --------            ----------                               ----------
NET INCOME (LOSS)                                   $     --            $      125                               $    2,202
                                                    --------            ----------                               ----------

                           CASTLEWOOD HOLDINGS LIMITED
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000


1 The historical statement of operations information of Castlewood Holdings and Revir has been derived from each respective company's historical financial statements for the fiscal year ended December 31, 2000, as prepared in accordance with US GAAP. The historical statement of operations information of Castlewood has been derived from Castlewood's historical financial statements for the fiscal year ended March 31, 2001, as prepared in accordance with US GAAP.

         The historical statement of operations information of River Thames, Overseas Re and Regis has been derived from each respective company's historical financial statements for the fiscal year ended December 31, 2000, as prepared in accordance with UK GAAP and reconciled to US GAAP. Accordingly, the historical statement of operations information of River Thames, Overseas Re and Regis presented in the unaudited pro forma combined condensed statement of operations reflect all necessary adjustments to conform such pro forma financial information from UK GAAP to US GAAP. These adjustments resulted in a net decrease in the historical net income (loss) of River Thames, Overseas Re and Regis of $3,033,000, $2,374,000 and nil, respectively, for the fiscal year ended December 31, 2000. In addition, the historical statement of operations of River Thames and Regis are denominated in British pounds sterling and, as such, the historical statement of operations information of both companies has been translated using a conversion rate of 0.67 British pounds sterling per US dollar at December 31, 2000.

2 Represents interest expense on the $3,000,000 notes payable to former shareholders of Castlewood bearing interest at 5% per annum.

3 Represents the reversal of the negative goodwill amortization included in Castlewood's share of net income of partly owned company.

4 Represents the reversal of the historical results of two subsidiaries that were not included in the acquisition.

                           CASTLEWOOD HOLDINGS LIMITED
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2001
                    (Expressed in thousands of U.S. dollars)

                                               CASTLEWOOD                                      RIVER             OVERSEAS
                                                HOLDINGS        CASTLEWOOD       REVIR         THAMES               RE
                                               ----------       ----------       -----        ---------          --------
                                                  (1)               (1)           (1)            (1)                (1)
 INCOME

   Consulting fees                             $     --         $  8,967         $  --         $      --         $      --
   Share of net income of partly-
      owned company                                  --            1,501            --                --                --
   Net premium written                               --               --            --              (266)               --
   Investment income                                 --              185            --             7,556             1,231
                                               --------         --------         -----         ---------         ---------
                                               $     --         $ 10,653         $  --         $   7,290         $   1,231
                                               --------         --------         -----         ---------         ---------
EXPENSES

   Salary and benefits                               --            4,770            --                --                --
   General and administrative
      expenses                                       --            2,175            --             5,159                51
   Interest expenses                                 --              118            --                --                --
   Claims incurred net of
      reinsurance                                    --               --            --            24,964            19,052
   Other expense                                     --               --            --               (29)               --
                                               --------         --------         -----         ---------         ---------
                                               $     --         $  7,063         $  --         $  30,094         $  19,103
                                               --------         --------         -----         ---------         ---------
INCOME (LOSS) BEFORE INCOME TAXES
   AND MINORITY INTEREST                             --            3,590            --           (22,804)          (17,872)

INCOME TAXES                                         --              448            --                --                --
                                               --------         --------         -----         ---------         ---------

INCOME (LOSS) BEFORE MINORITY                                                                                      (17,872)
   INTEREST                                          --            3,142            --           (22,804)

MINORITY INTEREST                                    --              (10)           --                --                --
                                               --------         --------         -----         ---------         ---------
NET INCOME (LOSS)                              $     --         $  3,152         $  --         $ (22,804)        $ (17,872)
                                               ========         ========         =====         =========         =========


                                                                                                               PRO FORMA
                                                     REGIS             ADJUSTMENTS               NOTES          COMBINED
                                                    --------           -----------              -------       -------------
                                                      (1)

INCOME

   Consulting fees                                  $     --            $     (287)               (4)            $    8,680
   Share of net income of partly-
      owned company                                       --                   286                (3)                 1,787
   Net premium written                                    --                    --                                     (266)
   Investment income                                       4                   (21)               (4)                 8,955
                                                    --------            ----------                               ----------
                                                    $      4            $      (22)                              $   19,156
                                                    --------            ----------                               ----------
EXPENSES

   Salary and benefits                                    --                    --                                    4,770
   General and administrative
      expenses                                             4                  (350)               (4)                 7,039
   Interest expenses                                      --                   112                (2)                   230
   Claims incurred net of reinsurance                     --                    --                                   44,016
   Other expense                                          --                    --                                      (29)
                                                    --------            ----------                               ----------
                                                    $      4            $     (238)                                  56,026
                                                    --------            ----------                               ----------
INCOME (LOSS) BEFORE INCOME TAXES
   AND MINORITY INTEREST                                  --                   216                                  (36,870)

INCOME TAXES                                              --                    --                                      448
                                                    --------            ----------                               ----------

INCOME (LOSS) BEFORE MINORITY
  INTEREST                                                --                   216                                  (37,318)

MINORITY INTEREST                                         --                    10                (4)                    --

                                                    --------            ----------                               ----------
NET INCOME (LOSS)                                   $     --            $      206                               $  (37,318)
                                                    ========            ==========                               ==========

                           CASTLEWOOD HOLDINGS LIMITED
                 NOTE TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                   NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2001

1 The historical statement of operations information of Castlewood Holdings and Revir has been derived from each respective company's historical financial statements for the nine months ended September 30, 2001, as prepared in accordance with US GAAP.

         The historical statement of operations information of River Thames, Overseas Re and Regis has been derived from each respective company's historical financial statements for the nine months ended September 30, 2001, as prepared in accordance with UK GAAP and reconciled to US GAAP. Accordingly, the historical statement of operations information of River Thames, Overseas Re and Regis presented in the unaudited pro forma combined condensed statement of operations reflect all necessary adjustments to conform such pro forma financial information from UK GAAP to US GAAP. These adjustments resulted in a net decrease in the historical net income (loss) of River Thames, Overseas Re and Regis of $5,607,000, $10,444,000 and nil, respectively, for the nine months ended September 30, 2001. In addition, the historical statement of operations of River Thames and Regis are denominated in British pounds sterling and, as such, the historical statement of operations information of both companies has been translated using a conversion rate of 0.69 British pounds sterling per US dollar at September 30, 2001.

         The historical statement of operations information of Castlewood has been derived from Castlewood's historical financial statements for the three months ended March 31, 2001 and the six months ended September 30, 2001, as prepared in accordance with US GAAP. However, due to the fact that Castlewood's fiscal year end of March 31 differs from Castlewood Holding's fiscal year end of December 31, the unaudited pro forma combined condensed statement of operations information for both the year ended December 31, 2000 and nine months ended September 30, 2001 reflect an overlap of Castlewood's historical statement of operations information for the three months ended March 31, 2001. Accordingly, condensed historical statement of operations information of Castlewood for the three months ended March 31, 2001 is summarized as follows:

                                                                  In thousands
                                                                   of dollars
         Income                                                     $ 3,594
         Expenses                                                     2,476
                                                                    -------
         Net income before taxes and minority interest                1,118

         Income taxes                                                   309
                                                                    -------
         Net income before minority interest                            809

         Minority interest                                              (10)
                                                                    -------
         Net income                                                  $  819
                                                                    =======

                      CASTLEWOOD HOLDINGS LIMITED
            NOTE TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        STATEMENT OF OPERATIONS
              NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2001

2 Represents interest expense on the $3,000,000 notes payable to former shareholders of Castlewood bearing interest at 5% per annum.

3 Represents the reversal of the negative goodwill amortization included in Castlewood's share of net income of partly owned company.

4 Represents the reversal of the historical results of two subsidiaries that were not included in the acquisition.